                                                                     Exhibit 99

                        DONNELLEY DEFERRED COMPENSATION

                          AND VOLUNTARY SAVINGS PLAN

             (as amended and restated effective September 1, 1997)

                               Table of Contents
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE 1 - TITLE AND PURPOSE..............................................   1

ARTICLE 2 - DEFINITIONS....................................................   3

ARTICLE 3 - MEMBERS' VOLUNTARY SAVINGS CONTRIBUTIONS
            AND ROLLOVER CONTRIBUTIONS.....................................   7
     Section 3.1.  Election to Contribute..................................   7
     Section 3.2.  Amount of Voluntary Savings Contributions...............   8
     Section 3.3.  Changes in and Terminations of Voluntary
                   Savings Contributions...................................   8
     Section 3.4.  Fund B Contributions....................................   9
     Section 3.5.  Rollover Contributions by Employees.....................   9

ARTICLE 4 - EMPLOYER CONTRIBUTIONS.........................................  11
     Section 4.1.  Deferred Compensation Contributions.....................  11
     Section 4.2.  Annual Limit on Deferred Compensation Contributions.....  12
     Section 4.3.  Matching Contributions..................................  13
     Section 4.4.  Limitations on Contributions............................  14
     Section 4.5.  Merger of TRASOP........................................  15

ARTICLE 5 - STATUTORY LIMITATIONS ON BENEFITS..............................  15
     Section 5.1.  Maximum Annual Additions Under
                   Section 415 of the Code.................................  15
     Section 5.2.  Limits on Contributions for Highly Compensated
                   Employees...............................................  18

ARTICLE 6 - TRUST..........................................................  25

ARTICLE 7 - INVESTMENT ELECTIONS AND ALLOCATIONS
            TO MEMBERS' ACCOUNTS...........................................  26
     Section 7.1.  Separate Accounts and Investment Allocations............  26
     Section 7.2.  Allocation of Contributions and Withdrawals to
                   Accounts................................................  29
     Section 7.3.  Allocation to Members' Accounts of Net Income of Trust
                   and Fluctuation in Value of Trust Assets................  31
     Section 7.4.  Correction of Error.....................................  32

                                                                            Page
                                                                            ----
ARTICLE 8 - WITHDRAWALS AND LOANS...........................................  33
     Section 8.1.  Withdrawals From Voluntary Savings Accounts..............  33
     Section 8.2.  Withdrawals From Fund B Account..........................  33
     Section 8.3.  Withdrawals From Other Accounts..........................  34
     Section 8.4.  Loans....................................................  37
     Section 8.5.  Periodic Distributions of Accumulated
                   Dividends from TRASOP Account............................  40

ARTICLE 9 - DISTRIBUTION UPON TERMINATION OF EMPLOYMENT.....................  41
     Section 9.1.  Entitlement to Distribution Upon Termination of
                   Employment...............................................  41
     Section 9.2.  Form of  Distribution....................................  43
     Section 9.3.  Medium of Distribution...................................  45
     Section 9.4.  Distribution Upon Death..................................  45

ARTICLE 10 - MISCELLANEOUS DISTRIBUTION RULES...............................  46
     Section 10.1.  Direct Rollover Option..................................  46
     Section 10.2.  Distribution of Small Account Balances..................  47
     Section 10.3.  Deferral of Distribution................................  48
     Section 10.4.  Required Distributions Upon Attainment of Age 70 1/2....  48
     Section 10.5.  Determination of Beneficiary............................  48
     Section 10.6.  Special Rules Relating to Election of Annuity Form
                    of Benefit..............................................  50
     Section 10.7.  Distributions to Minor and Disabled Beneficiaries.......  51
     Section 10.8.  Qualified Domestic Relations Orders.....................  52

ARTICLE 11 - SPECIAL PARTICIPATION RULES....................................  53
     Section 11.1.  Transfers Between Employers and
                    Affiliates or Collective Bargaining Units...............  53
     Section 11.2.  Leased Employees........................................  53
     Section 11.3.  Reemployment of Veterans................................  54

ARTICLE 12 - SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY
             STOCK..........................................................  55
     Section 12.1.  Voting Rights...........................................  55
     Section 12.2.  Shareholder Rights in the Event of a Tender Offer.......  56
     Section 12.3.  Applicability...........................................  58
     Section 12.4.  Confidentiality.........................................  58

ARTICLE 13 - ADMINISTRATION.................................................  59
     Section 13.1.  The Committee...........................................  59
     Section 13.2.  Claims Procedure........................................  62
     Section 13.3.  Notices to Members, Etc.................................  63

                                                                           Page
                                                                           ----
     Section 13.4.  Notices to Employers or Committee......................  63
     Section 13.5.  Records................................................  64
     Section 13.6.  Reports of Trust Fund and Accounting to Members........  64

ARTICLE 14 - PARTICIPATION BY OTHER EMPLOYERS..............................  64
     Section 14.1.  Adoption of Plan.......................................  64
     Section 14.2.  Exclusion from Participation...........................  65
     Section 14.3.  Company as Agent for Employers.........................  65
     Section 14.4.  Successor Employer.....................................  65

ARTICLE 15 - MISCELLANEOUS.................................................  66
     Section 15.1.  Expenses...............................................  66
     Section 15.2.  Non-Assignability......................................  67
     Section 15.3.  Employment Non-Contractual.............................  67
     Section 15.4.  Limitation of Rights...................................  67
     Section 15.5.  Merger or Consolidation with Another Plan..............  68
     Section 15.6.  Gender and Plurals.....................................  68
     Section 15.7.  Governing Law
     Section 15.8.  Elections Made Through Telephone Information System....  68

ARTICLE 16 - COMPANY ACTION................................................  68

ARTICLE 17 - TOP-HEAVY PLAN REQUIREMENTS...................................  69
     Section 17.1.  Top-Heavy Plan Determination...........................  69
     Section 17.2.  Minimum Contribution for Top-Heavy Years...............  70
     Section 17.3.  Special Rules for Applying Section 415 Limits..........  71

ARTICLE 18 - AMENDMENT, ESTABLISHMENT OF SEPARATE
             PLAN AND TERMINATION..........................................  72
     Section 18.1.  Amendment..............................................  72
     Section 18.2.  Termination of the Plan................................  72
     Section 18.3.  Trust to Be Applied Exclusively for Members and Their
                    Beneficiaries..........................................  73


                        DONNELLEY DEFERRED COMPENSATION
                          AND VOLUNTARY SAVINGS PLAN
             (as amended and restated effective September 1, 1997)

                                   ARTICLE I
                                   ---------
                               TITLE AND PURPOSE
                               -----------------

          The title of this plan shall be the "Donnelley Deferred Compensation and Voluntary Savings Plan." This document constitutes an amendment and restatement of the Plan which was last restated effective January 1, 1993. This document effects the merger of the TRASOP into this Plan effective at the close of business on December 31, 1997. This amendment and restatement generally shall be effective September 1, 1997, except that--

          (i) any provision which specifies a different effective date shall be effective such specified date;

          (ii) Subdivision (7)(c) of Article 2 and Section 5.2 of the Plan, to the extent such Sections reflect modifications required by the Small Business Job Protection Act of 1996, shall be effective January 1, 1997;

          (iii) Sections 8.4(b)(2) and 11.3 of the Plan, to the extent such Sections reflect modifications required by the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), shall be effective December 12, 1994;

          (iv) Section 5.1, to the extent such Section reflects modifications required by the Retirement Protection Act of 1994, shall be effective January 1, 1995; and

          (v) any provision of the Plan relating to a Member's TRASOP Account shall be effective at the close of business on December 31, 1997.


The rights and benefits of Members who terminate their employment with any Employer (or any Affiliate thereof) on or after September 1, 1997, and the rights and benefits of

Beneficiaries of such Members, shall be determined solely by reference to the terms of this amendment and restatement, as amended from time to time. Unless otherwise required by applicable law, each Member who terminated employment with all Employers and Affiliates thereof prior to September 1, 1997 shall be entitled to receive a benefit under the terms of the prior Plan document (as restated effective January 1, 1993, and as subsequently amended) as in effect on the date of such termination. This Plan is designated as a "profit sharing plan" within the meaning of section 1.401-1(a)(2)(ii) of the Regulations under which contributions are made without regard to current or accumulated profits of any Employer.

                                   ARTICLE 2
                                   ---------
                                  DEFINITIONS
                                  -----------

          As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

          (1) Account. A Member's "Account" under the Plan is composed of the Voluntary Savings Account, Fund B Account, DCS/401(k) Account, Matching Account, Rollover Account, Merged Plan Employer Account, TRASOP Account and Loan Account maintained for a Member under the Plan.

          (2) Affiliate. An entity is an "Affiliate" of a participating Employer if the entity--

               (a) is a corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer,

               (b) is a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer,

               (c) is any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or

               (d) is otherwise required to be aggregated with an Employer pursuant to final Regulations promulgated under section 414(o) of the Code.

          (3) Beneficiary. A Member's "Beneficiary" is the individual or individuals or legal entity or entities entitled under the provisions of
     Section 10.5 to receive benefits in the event of the death of a Member.

          (4) Code. The "Code" refers to the Internal Revenue Code of 1986, as amended.

          (5) Committee. The "Committee" is the group of individuals appointed by the Company to administer the Plan in accordance with Section 13.1.

          (6) Company. The term "Company" means R. R. Donnelley & Sons Company, a Delaware corporation.

          (7) Company Stock. "Company Stock" is common stock of the Company.

          (8) Compensation. A Member's "Compensation" is the Member's compensation which is used to determine the amount of contributions made under the Plan by the Member or on the Member's behalf.

               (a) General Rule. A Member's "Compensation" includes all payments (upon the date paid) made by an Employer to an Employee during his period of employment for personal services that are includible in the Employee's gross income, including salaries, wages, commissions, overtime and bonuses, plus amounts that would have been included in the Employee's gross income but for the Employee's election to have his compensation otherwise payable by an Employer reduced pursuant to this Plan or any other qualified cash or deferred arrangement described in section 401(k) of the Code, or to a cafeteria plan described in section 125 of the Code. A Member's Compensation excludes, however: (i) any stock awards (including but not limited to stock options, stock bonuses and restricted stock); (ii) payments under the R. R. Donnelley & Sons Company Stock Purchase Plan for Selected Managers and Key Staff Employees (or any successor thereto);
          (iii) payments under any Employees' group hospitalization, medical expense, life or accident insurance, sick benefits, disability income, recreational or any other similar plan or program from time to time maintained or sponsored by an Employer; (iv) payments under any annuity contracts; and (v) any severance payments or expense allowances.

               (b) Special Rule for Certain Commissions. Notwithstanding anything herein to the contrary, in the case of a Member who has terminated employment, such Member's Compensation shall not include any commissions paid after the earlier of (i) the 90th day following the date on which his employment terminates and (ii) December 31 of the calendar year in which his employment terminates.

               (c) Code (S) 401(a)(17) Limitation. An Employee's Compensation in excess of (i) for the Plan Year commencing January 1, 1997, $160,000 and (ii) for each subsequent Plan Year, the amount prescribed by section 401(a)(17) of the Code, shall not be taken into account for any purpose under the Plan.

          (9) DCS/401(k) Account. A Member's "DCS/401(k) Account" is the account maintained for a Member to which are allocated the deferred compensation contributions made on behalf of such Member pursuant to
     Section 4.1 on a before-tax basis and any rollover contributions made by such Member prior to April 1, 1994, plus earnings and net of any withdrawals or losses.

          (10) Effective Date. With respect to the Company and any other Employer participating in this Plan immediately prior to September 1, 1997, the "Effective Date" of this amended and restated Plan shall be September 1, 1997. With respect to an Employer that becomes an Employer after September 1, 1997, the "Effective Date" with respect to such Employer shall be the date designated by the Company.

          (11) Eligible Employee. The term "Eligible Employee" includes all Employees of all Employers, excluding only the following:

               (i) Any Employee who is a member of a group or class of Employees which is excluded from participation in this Plan, as listed herein on Exhibit A or which is excluded pursuant to Company action. Exhibit A shall be updated from time to time by the Company to reflect future exclusions, but failure to do so shall not affect the effectiveness of any such exclusion.

               (ii) Any Employee who is a nonresident alien who receives no earned income from an Employer constituting income from sources within the United States.

               (iii) Any Employee who is included in a unit of Employees which bargains in good faith with an Employer or any representative of an Employer, except to the extent eligibility to participate in the Plan is required by the terms of a collective bargaining agreement entered into by an Employer.

               (iv) Any Employee who was hired through a temporary or similar agency or company (including but not limited to any leased Employee).

               (v) Any individual who performs services for an Employer pursuant to an agreement (written or oral) that classifies such individual as an independent contractor, as a consultant or as an employee of another entity, or that otherwise indicates that such individual is not to participate in this Plan, regardless of such individual's employment status under common law.

          (12) Employee. An "Employee" is an individual whose relationship with an Employer is, under common law, that of an employee.

          (13) Employer. An "Employer" refers to the Company and any other entity which, with the consent of the Company, elects to participate in this Plan. The entities that are participating Employers in this Plan as of the Effective Date are listed herein on Exhibit A. Exhibit A shall be updated from time to time by the Company, but failure to do so shall not affect an entity's status as an Employer.

          (14) ERISA. "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

          (15) Fund B Account. A Member's "Fund B Account" is the frozen account maintained for a Member to which are allocated the voluntary deductible contributions made by such Member prior to 1986 on a before-tax basis, plus earnings and net of any withdrawals or losses.

          (16) Loan Account. A Member's "Loan Account" is the account established pursuant to Section 8.4 with respect to a Member who takes a loan under the Plan.

          (17) Matching Account. A Member's "Matching Account" is the account maintained for a Member to which are allocated the matching contributions, if any, made on such Member's behalf, plus earnings and net of any withdrawals or losses.

          (18) Member. A "Member" is an Eligible Employee who has elected to make deferred compensation contributions under the Plan as described in
     Section 4.1 on a before-tax basis, voluntary savings contributions under the Plan as described in Section 3.1 on an after-tax basis, a rollover contribution to the Plan as described in Section 4.3, or on whose behalf a TRASOP Account is established pursuant to Section 4.5. An Employee shall cease to be a Member as of the date on which he receives a full and final distribution equal to his entire Account balance.

          (19) Mendota Member. A "Mendota Member" is a Member any portion of whose Account under this Plan was transferred to this Plan from the R. R. Donnelley Mendota, Inc. Profit Sharing Plan (formerly the Combined Communications Services Profit Sharing Plan) as a result of the merger of a portion of such plan into this plan generally effective as of June 30, 1994 with respect to certain employees who were not collectively bargained as of such date, and as of such later date prescribed by the

     Company with respect to certain employees who ceased to be collectively bargained after such date.

          (20) Meredith/Burda Member. A "Meredith/Burda Member" is a Member any portion of whose Account under this Plan was transferred to this Plan from the Meredith/Burda Savings and Supplemental Retirement Plan, the Meredith/Burda Savings and Supplemental Retirement Plan, Des Moines Mailers Union Local #58, the Meredith/Burda Savings and Supplemental Retirement Plan, DMTU Local 118 and Local 86-C, GCIU, the Meredith/Burda Savings and Supplemental Retirement Plan, Local 71-B, GCIU, the Meredith/Burda Savings and Supplemental Retirement Plan, SEIU #103 and IAM District 118 (Laborers and Janitors) or the Meredith/Burda Savings and Supplemental Retirement Plan, IAM District No. 118, Carpenters LU 106 IUOE #234-C & IBEW #347 (collectively, the "Meredith/Burda Plans"), as a result of the merger of such Meredith/Burda Plans into this Plan effective December 31, 1991.

          (21) Merged Plan Employer Account. A Member's "Merged Plan Employer Account" is the account maintained for a Mendota Member, Metromail Member or Meredith/Burda Member to which are credited amounts transferred to this Plan attributable to employer profit sharing or matching contributions under a plan, all or a portion of which was previously merged into this Plan, plus earnings and net of any withdrawals or losses.

          (22) Metromail Member. A "Metromail Member" is a Member any portion of whose Account under this Plan was transferred to this Plan from the Metromail Corporation Profit Sharing-Savings Plan as a result of the merger of such plan into this Plan effective December 31, 1991.

          (23) Plan. The term "Plan" refers to the Donnelley Deferred Compensation and Voluntary Savings Plan as herein set forth, as amended from time to time.

          (24)  Plan Year.  The "Plan Year" is the calendar year.

          (25) Regulations. The term "Regulations" refers to regulations issued by the Department of Labor construing Title I of ERISA or by the Internal Revenue Service construing the Code.

          (26) Rollover Account. A Member's "Rollover Account" is the account maintained for a Member to which are allocated the rollover contributions made by the Member pursuant to Section 3.5 on or after April 1, 1994, plus earnings and net of any withdrawals or losses.

          (27) TRASOP. The "TRASOP" is the Donnelley Tax Credit Stock Ownership Plan, as in effect prior to its merger into this Plan pursuant to
     Section 4.5

          (28) TRASOP Account. A Member's "TRASOP Account" is the frozen account maintained for a Member to which is credited the Member's account balance under the TRASOP which is transferred to this Plan as described in
     Section 4.5, plus earnings and net of any withdrawals or losses.

          (29) Trust. The "Trust" is the trust established pursuant to the agreement entered into between the Employers and the Trustee for holding, administering and distributing the Trust Fund, as amended from time to time.

          (30) Trust Fund. The "Trust Fund" is the fund arising from contributions made in accordance with the provisions of the Plan and held by the Trustee pursuant to the Trust, net of any withdrawals, including earnings and losses thereon.

          (31) Trustee. The "Trustee" is the person, corporation, association or a combination of them who shall act as trustee of the Trust and any successors and substitutes thereto.

          (32) Valuation Date. A "Valuation Date" is any day on which the New York Stock Exchange is open.

          (33) Voluntary Savings Account. A Member's "Voluntary Savings Account" is the account maintained for a Member to which are credited the voluntary savings contributions made by such Member pursuant to Section 3.1 on an after-tax basis, plus earnings and net of any withdrawals or losses.


                                   ARTICLE 3
                                   ---------
                    MEMBERS' VOLUNTARY SAVINGS CONTRIBUTIONS
                    ----------------------------------------
                           AND ROLLOVER CONTRIBUTIONS
                           --------------------------

          Section 3.1. Election to Contribute. Subject to Article 5, each Eligible Employee may elect to make voluntary savings contributions under the Plan on an after-tax basis. Any such election shall be made by filing a written application with the Eligible Employee's Employer, or by enrolling through such electronic means as the Committee may prescribe. Except as otherwise prescribed by the Committee, if such election is made on or prior to the 20th day of the calendar month, such election shall be effective as of the first pay period commencing on or after the first day of the next calendar month, and an election made thereafter shall be effective as of the first pay period commencing on or after the first day of the following calendar month. The Committee shall prescribe uniform rules to govern the time at which such elections must be made. The Member's election shall authorize the Member's Employer to deduct voluntary savings contributions from the Member's Compensation in the amount specified by the Member according to the provisions of Section 3.2. An Eligible Employee who is not otherwise a Member in the Plan shall become a Member upon making an election to make voluntary savings contributions as described herein.

          Section 3.2. Amount of Voluntary Savings Contributions. A Member's voluntary savings contribution shall be designated by the Member as a whole number percentage not less than l% nor more than 10% of his Compensation per pay period. Voluntary savings contributions shall be effected by payroll deductions made each pay period, on an after-tax basis.

          Section 3.3. Changes in and Terminations of Voluntary Savings Contributions. The voluntary savings contribution election designated by a Member shall continue in effect until the Member shall change or terminate such election (or until the date the Member terminates employment with his Employer). Except as otherwise prescribed by the Committee, if an election to change or terminate the Member's voluntary savings contributions is made on or prior to the 20th day of the calendar month, such election shall be effective as of the first pay period commencing on or after the first day of the next calendar month, and an election made thereafter shall be effective as of the first pay period commencing on or after the first day of the following calendar month. The Committee shall prescribe uniform rules to govern the time at which such elections must be made.

          Section 3.4. Fund B Contributions. Prior to 1987, each Member for whom a Voluntary Savings Account was maintained was entitled to elect, effective as of December 31 of each calendar year, to have all or a portion of the amount credited to his Voluntary Savings Account, but not more than $2,000, transferred to his Fund B Account. No such elections are allowed after 1986.

          Section 3.5. Rollover Contributions by Employees. (a) Rollover from Employer Plan. If an Eligible Employee receives, either before or after becoming an Employee, an eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) from this Plan, from another employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, or from a qualified annuity plan described in section 403(a) of the Code, then such Eligible Employee may contribute to the Plan an amount which does not exceed the amount of such eligible rollover distribution (including the proceeds from the sale of any property received as part of such eligible rollover distribution) in the form of a before-tax rollover contribution.

          (b) Rollover from Conduit IRA. If an Eligible Employee receives, either before or after becoming an Employee, a distribution or distributions from an individual retirement account or individual retirement annuity (within the meaning of section 408 of the Code) and the amount received represents the entire amount in such account or the entire value of such annuity and no amount in such account or no value of such annuity is attributable to a source other than an eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) from this Plan, from another employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, or an annuity plan described in section 403(a) of the Code, then such Employee may contribute to the Plan such distribution in the form of a before-tax rollover contribution.

          (c) Delivery of Rollover Contribution to Committee and to Trustee. Any rollover contribution pursuant to this Section shall be delivered by the Eligible Employee to the Committee on or before the 60th day after the day on which the Eligible Employee receives the distribution (or on or before such other date as may be prescribed by law). The Committee shall deposit such rollover contribution with the Trustee. The Committee need not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations. An Eligible Employee who is not otherwise a Member in the Plan shall become a Member upon delivery of a rollover contribution to the Committee as described herein.

                                   ARTICLE 4
                                   ---------
                             EMPLOYER CONTRIBUTIONS
                             ----------------------

          Section 4.1. Deferred Compensation Contributions. An Eligible Employee may elect, in the same manner and within the same time periods set forth in Section 3.1, to have deferred compensation contributions made on the Eligible Employee's behalf on a before-tax basis. An Eligible Employee who is not otherwise a Member in the Plan shall become a Member upon making an election to have such deferred compensation contributions made on his behalf as described herein.

          Subject to the limitations set forth in Section 4.2, 4.4 and Article 5, each Employer shall contribute for each pay period on behalf of each of its Members who has made an election to have deferred compensation contributions made on his behalf a whole percentage not less than 1% nor more than 10% of the Member's Compensation per pay period, as designated in such election; provided, however, that, effective for pay periods commencing on or after January 1, 1998, a Member may designate a whole percentage of not less than 1% nor more than 15% of the Member's Compensation in such election. Notwithstanding the foregoing, the Committee may prescribe a lower percentage for Members who are highly compensated employees (as defined in Section 5.2) in order to satisfy the discrimination tests set forth in Section 5.2. The amount of the Member's Compensation otherwise payable for the period for which each such contribution is made shall be reduced by the amount of such contribution by means of a payroll deduction each pay period.

          Changes in and termination of such contributions shall be made at the same time and manner as prescribed for voluntary savings contributions in
Section 3.3.

          Section 4.2. Annual Limit on Deferred Compensation Contributions. (a) General Rule. Notwithstanding the provisions of Section 4.1, a Member's deferred compensation contributions made pursuant to Section 4.1 for any calendar year shall not exceed (i) for the Plan Year commencing January 1, 1997, $9,500 or (ii) for each subsequent Plan Year, the dollar limit prescribed by section 402(g) of the Code (as adjusted for increases in the cost-of-living in accordance with section 402(g)(5) of the Code).

          (b) Distribution of Excess Deferred Compensation Contributions. With respect to any Member, if for any calendar year the deferred compensation contributions to this Plan or the aggregate of deferred compensation contributions to this Plan plus amounts contributed under other plans or arrangements described in sections 401(k), 403(b), 408(k) or 408(p) of the Code will exceed the limit imposed by subsection (a) of this Section for the calendar year in which such contributions were made ("excess deferred compensation contributions"), such Member shall, pursuant to such rules and at such time following such calendar year as determined by the Committee, be allowed to submit a written request that the excess deferred compensation contributions, plus any income and minus any loss allocable thereto, be distributed to him.
The amount of any income or loss allocable to such excess deferred compensation contributions shall be determined pursuant to Treasury Regulation (S) 1.401(k)- 1(f)(4)(ii)(C) and (D). Such adjusted amount of excess deferred compensation contributions shall be distributed to the Member no later than April 15 following the calendar year for which such contributions were made. Notwithstanding the provisions of this paragraph, any such excess deferred compensation contributions shall be treated as "annual additions" for purposes of Section 5.1.

          Section 4.3. Matching Contributions. (a) In General. To the extent provided by Supplement Number One to the Plan, and subject to the limitations of
Section 4.4 and Article 5, the Company shall make on behalf of Members who have elected to make deferred compensation contributions pursuant to Section 4.1, matching contributions in the amount, if any, prescribed by such Supplement. Such Supplement shall set forth the terms and conditions under which a Member is eligible for an allocation of matching contributions under the Plan and shall specify whether such contributions are to be made in the form of cash, in the form of shares of Company Stock, or in any combination thereof. A Member entitled to matching contributions under subsection (b) below shall not be entitled to matching contributions under this subsection.

          (b)  Wheeling and Seymour Employees.  Subject to the limitations of
Section 4.4 and Article 5, the Company shall make matching contributions on behalf of Members who are Employees of its Wheeling Division, and effective January 1, 1998, R. R. Donnelley Seymour, Inc. shall make matching contributions on behalf of Members who are its Employees, in an amount equal to 25% of each such Member's deferred compensation contributions made pursuant to Section 4.1 of the Plan, disregarding any such deferred compensation contributions in excess of 6% of such Member's monthly Compensation; provided, however, that no such Member who is a "Member" under the Retirement Benefit Plan of R. R. Donnelley & Sons Company and who accrues a benefit under such plan for a Plan Year shall be entitled to matching contributions under this subsection for such Plan Year.

          Section 4.4. Limitations on Contributions. (a) Deductibility. Notwithstanding anything contained in the Plan to the contrary, an Employer's contributions to the Plan under Sections 4.1 and 4.3 for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes on account of such contributions for the fiscal year of the Employer which ends with or within such Plan Year. Any contribution which is determined by the Internal Revenue Service to be nondeductible by an Employer shall be returned to such Employer within one year following the date on which such deduction is disallowed.

          (b) Mistake of Fact. Any contribution made by an Employer by reason of a good faith mistake of fact shall, upon the request of such Employer, be returned by the Trustee to such Employer. The Employer's request and the return of any such contribution must be made within one year after such contribution was mistakenly made. The amount to be returned to the Employer pursuant to this paragraph shall be the excess of the amount contributed over the amount which would have been contributed had there not been a mistake of fact. If the return to the Employer of the amount attributable to the mistaken contribution would cause the amount credited to any Member's Account as of the date such amount is to be returned (as if such date were a Valuation Date) to be reduced to less than what would have been the amount credited to such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such a reduction.

          Section 4.5. Merger of TRASOP. Effective at the close of business on December 31, 1997, the TRASOP shall be merged into this Plan. The account balance of each individual under the TRASOP shall be transferred to a separate TRASOP Account established on the individual's behalf under this Plan as of such date. An individual on whose behalf such a transfer occurs who is not otherwise a Member under this Plan shall become a Member of the Plan upon establishment of a TRASOP Account on his behalf.

                                   ARTICLE 5
                                   ---------

                             STATUTORY LIMITATIONS
                                  ON BENEFITS
                                  -----------


          Section 5.1. Maximum Annual Additions Under Section 415 of the Code. Notwithstanding any other provision of the Plan, the amounts allocated to the Accounts of each Member for any Plan Year shall be limited so that--

          (i) the aggregate annual additions for such Plan Year to the Member's Account in this Plan and in all other defined contribution plans in which he is a participant shall not exceed the lesser of

               (I) $30,000 (as adjusted for increases in the cost-of-living pursuant to section 415(d) of the Code) and

               (II) 25% of the Member's compensation (as defined below) for such Plan Year, and

          (ii) for Plan Years commencing prior to January 1, 2000, the sum of
     (A) and (B) below shall not exceed 1.

               (A) The annual additions to the Member's Accounts in the Plan and the aggregate annual additions to the eligible Employee's Accounts in all other defined contribution plans maintained by his Employer (determined as of the close of the Plan Year) divided by the sum of the lesser of--

                    (I) 125% of the maximum dollar amount which under section 415(c)(1)(A) of the Code could have been contributed on behalf of the Member to a defined contribution plan, and

                    (II)  35% of the Member's annual compensation,

     as determined separately for each of the Member's years of service.

               (B) The aggregate projected annual benefit of the Member under all defined benefit plans maintained by his Employer (determined as of the close of the Plan Year), divided by the lesser of--

                    (I)  125% of the maximum dollar limitation contained in
          section 415(b)(1)(A) of the Code as adjusted for increases in the cost of living as set forth in Regulations, and

                    (II) 140% of the average of the Member's compensation for the three consecutive calendar years during which his compensation was the highest.


If as a result of a reasonable error in estimating a Member's annual compensation, a reasonable error in determining the amount of elective deferrals that may be made by a Member under section 415 of the Code or under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the annual additions to a Member's Account exceeds the limitations set forth in clause (i) above for any Plan Year, the amounts that would otherwise be allocated to such Member's Account for such Plan Year under any other defined contribution plans maintained by an Employer shall be reduced until the amount to be allocated to the Member's Account under the Plan is not so limited or until the amounts allocated under all such other plans have been reduced to zero, whichever occurs first. If after such reduction has been made the amount to be allocated to a Member's Account under the Plan for such year would exceed the limitations set forth in this Section, then the Company shall reduce the amounts to be allocated to such Member's Account for such year to the extent of the excess in the manner described below:

          (a) first, by reducing the Member's voluntary savings contributions allocated to his Account and distributing to the Member the amount by which his voluntary savings contributions have been reduced (not including earnings on such voluntary savings contributions);

          (b) second, by distributing to the Member the earnings on excess voluntary savings contributions allocated to his Account; and

          (c) third, by reducing the amount of the Member's deferred compensation contributions and corresponding matching contributions (if any) allocated to his Account, plus earnings on such contributions, and distributing to the Member the amount by which his deferred compensation contributions and corresponding matching contributions (if any) have been reduced and earnings on such contributions.


          If the combined annual benefit payable to a Member would exceed the limitation of paragraph (ii)(B) above, then the benefit payable under the defined benefit plan shall be reduced in order to meet such limitation in the manner provided in such defined benefit plan.

          The "annual additions" for a Plan Year to a Member's Accounts in this Plan and in any other defined contribution plan is the sum during such Plan Year of--
          (i) the amount of Employer contributions allocated to such Member's accounts,

          (ii)  the amount of forfeitures allocated to such Member's accounts,

          (iii) the amount allocated to any individual medical benefit account (as defined in section 415(l) of the Code) maintained on behalf of the Member, and

          (iv) the amount of contributions by the Member to such Plan but excluding any rollover contribution made to such Plan.


          For purposes of this Section, the "limitation year" shall be the Plan Year, the terms "defined contribution plan," "defined benefit plan" and "year of service" shall have the meanings set forth in section 415 of the Code and the Regulations promulgated thereunder, and a Member's Employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as his Employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with his Employer or such entities. The term "compensation" shall have the meaning set forth in Treasury Regulation (S) 1.415-2(d)(11)(i), including, for limitation years beginning on or after January 1, 1998, the amounts described in section 415(c)(3)(D) of the Code.

          Section 5.2. Limits on Contributions for Highly Compensated Employees. (a) Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code. Notwithstanding the provisions of Section 4.1, if the deferred compensation contributions made pursuant to such Section for a Plan Year fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (1) of subsection (e) of this Section shall be made.

          (1) The HCE average deferral percentage does not exceed the product of the NHCE average deferral percentage multiplied by 1.25.

          (2) The HCE average deferral percentage (i) does not exceed the NHCE average deferral percentage by more than two percentage points, and (ii) does not exceed two times the NHCE average deferral percentage.


          (b) Limits Imposed by Section 401(m) of the Code. Notwithstanding the provisions of Sections 3.1 and 4.3, if the aggregate of the voluntary savings contributions and matching contributions pursuant to Sections 3.1 and 4.3, respectively, fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (2) of subsection (e) of this Section shall be made.

          (1) The HCE average contribution percentage does not exceed the product of the NHCE average contribution percentage multiplied by 1.25.

          (2) The HCE average contribution percentage (i) does not exceed the NHCE average contribution percentage by more than two percentage points, and (ii) does not exceed two times the NHCE average contribution percentage.


          (c) Aggregate Limit on Contributions. Notwithstanding anything herein to the contrary, if the sum of the HCE average deferral percentage (as determined under paragraph (1) of subsection (e) of this Section after making the adjustments required by such paragraph for the Plan Year) and the HCE average contribution percentage (as determined under paragraph (2) of subsection
(e) of this Section after making the adjustments required by such paragraph for the Plan Year) exceeds, or in the judgment of the Company is likely to exceed, the aggregate limit for such Plan Year, the adjustments prescribed in paragraph
(3) of subsection (e) of this Section shall be made.

          (d) Definitions and Special Rules. For purposes of this Section, the following definitions and special rules shall apply:

          (1) The "actual deferral percentage test" refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section relating to deferred compensation contributions. The actual deferral percentage test shall be satisfied if either of such tests are satisfied.

          (2) The "HCE average deferral percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make deferred compensation contributions for such Plan Year and who are highly compensated employees for such Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the deferred compensation contributions for the benefit of such Eligible Employee for such Plan Year (if any) to the total compensation for such Plan Year paid to such Employee.

          (3) The "NHCE average deferral percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make deferred compensation contributions for the prior Plan Year and who were not highly compensated employees for such prior Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the deferred compensation contributions for the benefit of such Eligible Employee for such prior Plan Year (if any) to the total compensation for such prior Plan Year paid to such Eligible Employee.

          (4) The "actual contribution percentage test" refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section relating to voluntary savings contributions and matching contributions. The actual contribution percentage test shall be satisfied if either of such tests are satisfied.

          (5) The "HCE average contribution percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make voluntary savings contributions for such Plan Year, or are eligible to make deferred compensation contributions and share in an allocation of corresponding matching contributions (if any) for such Plan Year, and who are highly compensated employees for such Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Employee to the nearest one-hundredth of one percent, of the sum of the voluntary savings contributions made by such Eligible Employee for such Plan Year (if any) and the matching contributions made for the benefit of such Eligible Employee (if any) for such Plan Year and, in the Company's sole discretion, to the extent permitted by Regulations, some or all of the deferred compensation contributions made during such Plan Year for the benefit of such Eligible Employee (if any), to the total compensation for such Plan Year paid to such Eligible Employee.

          (6) The "NHCE average contribution percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make voluntary savings contributions for the prior Plan Year, or were eligible to make deferred compensation contributions and share in an allocation of corresponding matching contributions (if any) for the prior Plan Year, and who were not highly compensated employees for such prior Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the sum of the voluntary savings contributions made by such Eligible Employee for such prior Plan Year (if any) and the matching contributions made for the benefit of such Eligible Employee for such prior Plan Year (if any) and, in the Company's sole discretion, to the extent permitted by Regulations, some or all of the deferred compensation contributions made during such prior Plan Year for the benefit of such Eligible Employee (if any), to the total compensation for such prior Plan Year paid to such Eligible Employee.

          (7)  The "aggregate limit" shall equal the greater of (A) the sum of
     (i) 1.25 times the greater of the NHCE average deferral percentage or the NHCE average contribution percentage plus (ii) the lesser of (a) the sum of two percentage points and the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage and (b) 200% of the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage; or (B) the sum of (i) 1.25 times the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage plus (ii) two percentage points plus the greater of (a) the NHCE average deferral percentage or (b) the NHCE average contribution percentage, but not greater than 200% of the greater of (a) and (b) above.

          (8) A "highly compensated employee" is, for a Plan Year, any Employee who is (a) a 5%-owner (as determined under section 416(i) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) is paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer for the prior Plan Year. If the Committee so elects for a Plan Year, the Employees taken into account under clause (b) above shall be limited to those Employees who were members of the "top-paid group" (as defined in section 414(q)(3) of the Code) for the preceding Plan Year. Any such election shall be included in the written minutes of the Committee.

          (9)  The term "compensation" shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Company, any other meaning in accordance with the Code for these purposes.

          (10) If the Plan and one or more other plans of the Employer to which elective deferrals or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section.


          (e) Adjustments to Comply with Limits. This subsection sets forth the adjustments and correction methods which shall be used to comply with the actual deferral percentage test under section 401(k)(3) of the Code, and the actual contribution percentage test under section 401(m) of the Code.

               (1) Adjustments to Comply with Actual Deferral Percentage Test.
     (A) Adjustment to Deferred Compensation Contributions of Highly Compensated Employees. The Company shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test is satisfied during a Plan Year, and, if it appears to the Company that such test will not be satisfied, the Company shall take such steps as it deems necessary or appropriate to adjust the deferred compensation contributions made pursuant to Section 4.1 for all or a portion of such Plan Year on behalf of each Member who is a highly compensated employee to the extent necessary in order for the actual deferral percentage test to be satisfied. If, as of the end of the Plan Year, the Company determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the actual deferral percentage test was not satisfied, the Company shall calculate a total amount by which deferred compensation contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(k)(8)(B) of the Code (the "excess contributions amount"). The amount to be returned to each Member who is a highly compensated employee shall be determined by first reducing the deferred compensation contributions of each Member whose actual dollar amount of deferred compensation contributions for such Plan Year is highest until such reduced dollar amount equals the next highest actual dollar amount of deferred compensation contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the deferred compensation contributions on behalf of each Member who is a highly compensated employee and whose actual dollar amount of deferred compensation contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.

          (B) Corrective Distributions. No later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to each affected Member (i) the amount of deferred compensation contributions to be returned to such Member pursuant to subparagraph (A) above, plus any income and minus any loss allocable thereto, and (ii) any corresponding matching contributions related thereto, plus any income and minus any loss allocable thereto. The amount of any income or loss allocable to any such reductions to be so distributed, including income or loss attributable to the gap period (as defined in Regulations), shall be determined pursuant to applicable Regulations. The amount of deferred compensation contributions to be distributed to a Member hereunder shall be reduced by any excess deferred compensation contributions previously distributed to such Member pursuant to Section 4.2 in order to comply with the limitations of section 402(g) of the Code. The unadjusted amount of any such reductions so distributed shall be treated as "annual additions" for purposes of Section 5.1 relating to the limitations under section 415 of the Code.

               (2) Adjustments to Comply with Actual Contribution Percentage Test. (A) Adjustment to Voluntary Savings and Matching Contributions of Highly Compensated Employees. If, as of the end of the Plan Year, after taking into account the distribution of matching contributions made on behalf of highly compensated employees pursuant to subparagraph (1)(B) above, the Company determines that the actual contribution percentage test was not satisfied, the Company shall calculate a total amount by which voluntary savings contributions made pursuant to Section 3.1 and matching contributions made pursuant to Section 4.3 must be reduced in order to satisfy such test, in the manner prescribed by section 401(m)(6)(B) of the Code (the "excess aggregate contributions amount"). The amount to be reduced with respect to each Member who is a highly compensated employee shall be determined by first reducing the voluntary savings contributions and matching contributions for each Member whose actual dollar amount of voluntary savings contributions and matching contributions for such Plan Year is highest until the such reduced dollar amount equals the next highest actual dollar amount of voluntary savings contributions and matching contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess aggregate contributions amount. If further reductions are necessary, then such voluntary savings contributions matching contributions on behalf of each Member who is a highly compensated employee and whose actual dollar amount of voluntary savings contributions and matching contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess aggregate contributions amount. Any reduction prescribed by this subparagraph shall be applied to a Member's voluntary savings contributions first, and shall be applied to his matching contributions only after reduction of his voluntary savings contributions for such Plan Year to zero.

          (B) Corrective Distributions. No later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to each affected Member the amount of voluntary savings contributions and matching contributions to be reduced with respect to such Member pursuant to subparagraph (A) above, plus any income and minus any loss allocable thereto. The amount of any income or loss allocable to any such reductions to be so distributed, including income or loss attributable to the gap period (as defined in Regulations), shall be determined pursuant to applicable Regulations. The unadjusted amount of any such reductions so distributed shall be treated as "annual additions" for purposes of Section 5.1 relating to the limitations under section 415 of the Code.

               (3) Adjustments to Comply with the Aggregate Limit. If, after making the adjustments required by paragraphs (1) and (2) of this subsection for a Plan Year, the Company determines that the sum of the HCE average deferral percentage and the HCE average contribution percentage exceeds the aggregate limit for such Plan Year, the Company shall within 2 1/2 months after the close of such Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year) adjust the voluntary savings contributions made pursuant to Section 3.1 for such Plan Year by each Member who is a highly compensated employee to the extent necessary to eliminate such excess.
     Such adjustment shall be effected in the same manner described in paragraph
     (2) of this subsection relating to reductions made to satisfy the actual contribution percentage test. For purposes of the preceding sentence, the HCE average deferral percentage and HCE average contribution percentage shall be equal to the highest deferral percentage and contribution percentage permissible in determining the excess contributions amount under section 401(k)(8)(B) of the Code pursuant to paragraph (1) above, and the excess aggregate contributions amount under section 401(m)(6)(B) of the Code pursuant to paragraph (2) above, respectively. In the event that further reductions are necessary the Company shall adjust the deferred compensation contributions made pursuant to Section 4.1 for such Plan Year on behalf of each Member who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (1) of this subsection relating to reductions made to satisfy the actual deferral percentage test. In the event that further reductions are necessary, the Company shall adjust the matching contributions made pursuant to Section 4.3 for such Plan Year on behalf of each Member who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (2) of this subsection relating to reductions made to satisfy the actual contribution percentage test.

          (f) Designation of Qualified Nonelective Contributions. Each Plan Year, the Company may require some or all of the Employers to make, to the extent permitted by Regulations, additional contributions which shall be treated as "qualified nonelective contributions" within the meaning of Section 401(m)(4)(C) of the Code, for purposes of applying the actual deferral percentage test or the actual contribution percentage test or both. Such contributions shall be allocated to some or all of the Members who are not highly compensated employees, in the manner prescribed by the Company. Any such Employer contributions designated as qualified nonelective contributions and earnings related thereto shall be accounted for separately by the Trustee and shall be distributable pursuant to the provisions of the Plan concerning distributions of matching contributions (but no earlier than the Member's separation from service or death).

                                   ARTICLE 6
                                   ---------
                                     TRUST
                                     -----

          A Trust shall be created by the execution of a trust agreement between the Employers and the Trustee. All Employee and Employer contributions under the Plan shall be made to the Trustee. The Trustee shall hold all property received by it and invest the income and allocate the losses from all property held by it on behalf of the Members collectively in accordance with the provisions of the Plan and the trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons (or such qualified plans or individual retirement accounts) and in such amounts as the Committee shall direct in accordance with the Plan.


                                   ARTICLE 7
                                   ---------
                            INVESTMENT ELECTIONS AND
                        ALLOCATIONS TO MEMBERS' ACCOUNTS
                        --------------------------------



          Section 7.1. Separate Accounts and Investment Elections. (a) Separate Accounts. The Company shall establish and maintain, or cause the Trustee or such other agent as the Company may select to establish and maintain, a separate Account for each Member. Such Accounts shall be solely for accounting purposes, and no segregation of assets of the Trust among the separate Accounts shall be required. Each Account shall consist of (a) if a Member is making or has made voluntary savings contributions, a Voluntary Savings Account, (b) if deferred compensation contributions are being made or have been made for a Member, a DCS/401(k) Account, (c) if matching contributions are being made or have been made for a Member, a Matching Account, (d) for each Member who elected to make voluntary deductible contributions to the Plan prior to 1986, a Fund B Account, (e) if a Member has made a rollover contribution on or after April 1, 1994, a Rollover Account, (f) if the Member is a Mendota Member, a Meredith/Burda Member or a Metromail Member, a Merged Plan Employer Account and
(g) if an amount is transferred to this Plan from the TRASOP on the Member's behalf, a TRASOP Account.

          The Company shall establish and maintain, or shall cause to be established and maintained, investment funds, the type and number of such funds to be determined by the Company, to which all amounts contributed under the Plan shall be credited according to each Member's investment elections pursuant to subsections (b) and (c) of this Section. The Company shall establish and maintain, or cause the Trustee or such other agent as the Company may select to establish and maintain, investment subaccounts with respect to each such investment fund to which amounts contributed under the Plan shall be credited according to each Member's investment elections pursuant to subsections (b) and
(c) of this Section. All such subaccounts shall be for accounting purposes only, and there shall be no segregation of assets within the investment funds among the separate subaccounts.

          (b) Investment Elections. Except as provided in subsection (d) below, each Member shall make an election which shall apply to future contributions which will be made to such Member's Account pursuant to Sections 3.1, 3.5, 4.1 and 4.3 and to the loan payments made pursuant to Section 8.4, and may make an additional investment election which shall apply to the investment of his Plan Account balance and any earnings thereon. Such election shall specify that such contributions be invested either (i) wholly in one fund maintained pursuant to subsection (a) or (ii) divided among such funds in minimum increments established by the Committee from time to time. During any period in which no direction as to the investment of a Member's Account is on file with the Committee, contributions made by him or on his behalf to the Plan shall be invested in the Income Fund (or in such other investment fund designated by the Company from time to time for this purpose).

          (c) Change of Investment Election. (1) Investment of Existing Account Balances. With respect to the allocation of the Member's existing Account balances among the available investment funds, a Member may elect to change his investment election effective as of any Valuation Date. The Committee may prescribe uniform rules which shall govern the time by which any such election shall be made in order to be effective as of a Valuation Date.

          (2) Investment of Future Contributions. With respect to the investment of future contributions to be deposited with the Trustee and allocated to a Member's Account, the Member may make an election as of any date regarding the manner in which such contributions shall be invested among the available investment funds. If the Member has made more than one investment election with respect to any amount of contributions to be deposited with the Trustee, the last such election as of the date of such deposit shall control.

          (d) Special Rule for TRASOP Account and Matching Account. Notwithstanding subsections (b) and (c) above, a Member's TRASOP Account shall be invested primarily in shares of Company Stock. To the extent provided by Supplement Number One to the Plan, all or a portion of a Member's Matching Account shall be invested primarily in shares of Company Stock. A Member shall not be permitted to provide any investment directions with respect to the balance of his TRASOP Account or the balance of his Matching Account that is invested primarily in shares of Company Stock. Any cash dividends paid with respect to shares of Company Stock credited to a Member's TRASOP Account shall be held uninvested in such account, until such accumulated dividends are distributed in accordance with Section 8.5. Any cash dividends paid with respect to shares of Company Stock credited to a Member's Matching Account shall be invested in the manner prescribed by the Company, in accordance with Supplement Number One to the Plan.

          (e) Applicability. For purposes of this Section, the term "Member" shall include any Beneficiary of a deceased Member and any alternate payee under a qualified domestic relations order on whose behalf an Account has been established under this Plan.

          Section 7.2.  Allocation of Contributions and Withdrawals to Accounts.
(a) Allocation of Deferred Compensation Contributions. Twice per calendar month (or at such other frequency prescribed by the Committee), the Committee shall deposit the deferred compensation contributions made via payroll reduction during such semi-monthly period (or other period prescribed by the Committee) with the Trustee. Such contributions shall be allocated to the DCS/401(k) Account of each Member on whose behalf such contributions were made as soon as practicable after such date.

          (b) Allocation of Voluntary Savings Contributions. Twice per calendar month (or at such other frequency prescribed by the Committee), the Committee shall deposit the voluntary savings contributions made during such semi-monthly period (or other period prescribed by the Committee) with the Trustee. Such contributions shall be allocated to the

Voluntary Savings Account of each Member who made such contributions as soon as practicable after such date.

          (c) Allocation of Matching Contributions. Once per calendar month (or at such other frequency prescribed by the Committee), matching contributions made in the form of cash pursuant to Section 4.3 during such month (or other period prescribed by the Committee) shall be deposited with the Trustee. Such contributions shall be allocated to the Matching Account of each Member for whom such contributions are made as soon as practicable after such date.

          Once per calendar month (or at such other frequency prescribed by the Committee) matching contributions made in the form of shares of Company Stock pursuant to Section 4.3 shall be allocated to the Matching Account of each Member for whom such contributions are made as of the last day of the calendar month for which such contributions are made (or such other date prescribed by the Committee).

          (d) Allocation of Rollover Contributions. As soon as administratively practicable after a Member delivers a rollover contribution to the Committee, the Committee shall deposit such contribution with the Trustee. Such contribution shall be allocated to the Member's Rollover Account as soon as practicable after such date.

          (e) Allocation of Loan Repayments. Twice per calendar month (or at such other frequency prescribed by the Committee), the Committee shall deposit the loan repayments during such semi-monthly period (or other period prescribed by the Committee) with the Trustee. Such repayments shall be allocated to the DCS/401(k) Account or Rollover Account, as applicable, of each Member who made such repayments as soon as practicable after such date. The Committee shall reduce the Member's Loan Account (as defined in Section 8.4) by the principal portion of such loan repayments.

          (f) Allocation of Withdrawals. As of each Valuation Date, after making the adjustments described in Section 7.3, a Member's Account shall be reduced by the amount of any withdrawals or distributions from such Account processed as of such Valuation Date.

          Section 7.3. Allocation to Members' Accounts of Net Income of Trust and Fluctuation in Value of Trust Assets. (a) Value of Investment Funds. As of each Valuation Date, the value of the portion of Members' Accounts that is invested in each investment fund shall be determined based upon the number of units allocated to each such Account in such fund and the net asset value of each such fund, as determined by the Trustee.

          (b) Valuation of Portion of Accounts Invested in Company Stock. As soon as practicable after each Valuation Date, the value of Members' TRASOP Accounts and the portions of Members' Matching Accounts that are invested in Company Stock, including any accumulated cash, shall be determined, taking into account any cash dividends, shares received as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company, or other distributions paid to shareholders of Company Stock, since the preceding Valuation Date.

          (c) Value of Total Account. The valuation of a Member's Account as of any Valuation Date shall be the sum of the values of his Voluntary Savings Account, Fund B Account, DCS/401(k) Account, Matching Account, Rollover Account, Merged Plan Employer Account, TRASOP Account and Loan Account. A Member's Account shall be further reduced or increased in such manner as the Committee determines in its discretion to be necessary to provide an equitable allocation of any change in the value of the net worth of the Trust Fund.

          Section 7.4. Correction of Error. If it shall come to the attention of the Committee that an error has been made in any of the allocations prescribed by this Plan, appropriate adjustment shall be made to the Accounts of all Members and Beneficiaries that are affected by such error, except that no adjustment need be made with respect to the Account of any Member which has been distributed in full prior to the discovery of such error.

                                   ARTICLE 8
                                   ---------
                             WITHDRAWALS AND LOANS
                             ---------------------

          Section 8.1. Withdrawals from Voluntary Savings Accounts. A Member may elect to withdraw an amount from his Voluntary Savings Account; provided that such amount shall be a whole dollar amount of at least $100 (or the entire balance of such account). A Member may request a withdrawal pursuant to this
Section in the manner prescribed by the Committee; provided that a Member may make only one such withdrawal per calendar month. The Committee shall prescribe uniform rules which shall govern the frequency pursuant to which such withdrawals are processed, and the Valuation Date on which a Member's Voluntary Savings Account shall be valued for purposes of calculating such a withdrawal.

          Amounts withdrawn from a Member's Voluntary Savings Account shall be first from voluntary savings contributions the Member made prior to January 1, 1987. Any amount withdrawn in excess of his voluntary savings contributions made prior to January 1, 1987 shall be from the voluntary savings contributions made by the Member after December 31, 1986, and the taxable earnings previously allocated to such account, in the proportions prescribed by section 72 of the Code.

          Section 8.2. Withdrawals from Fund B Account. A Member may elect to withdraw an amount from his Fund B Account; provided that such amount shall be a whole dollar amount of at least $100 (or the entire balance of such account). A Member may request a withdrawal pursuant to this Section in the manner prescribed by the Committee; provided that a Member may make only one such withdrawal per calendar month. The Committee shall prescribe uniform rules which shall govern the frequency pursuant to which such withdrawals are processed, and the Valuation Date on which a Member's Fund B Account shall be valued for purposes of calculating such a withdrawal.

          Section 8.3. Withdrawals from Other Accounts (a) Financial Hardship Withdrawals. The minimum amount that may be withdrawn due to financial hardship is the lesser of $500 and the aggregate of the balances of a Member's DCS/401(k) Account (excluding any earnings credited to such account after December 31, 1988), Rollover Account and Merged Plan Employer Account. In addition, to the extent required by the Committee, the Member must document the need for a hardship withdrawal of at least $500. No amount may be withdrawn from a Member's Matching Account or TRASOP Account on account of financial hardship. No financial hardship withdrawal shall be permitted (1) while any amounts remain in such Member's Voluntary Savings Account or Fund B Account or (2) if the Member is currently eligible to borrow from the Plan pursuant to Section 8.4, unless the Member attests that making loan payments on amounts borrowed from the Plan will cause a financial hardship.

          Financial hardship shall be deemed to exist only if the distribution is necessary because of immediate and heavy financial need of the Member under the following circumstances:

          (1) to pay medical expenses described in section 213(d) of the Code incurred by the Member, the Member's spouse or any dependents of the Member (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

          (2) to pay costs directly related to the purchase of the Member's principal residence (excluding periodic mortgage payments);

          (3) to pay (or reimburse the Member for) tuition, room and board, and related educational fees for 12 months of post-secondary education of the Member, the Member's spouse, children or dependents (as defined in section 152 of the Code); or

          (4) to prevent eviction from, or foreclosure on, the Member's principal residence.


          For purposes of this subsection, a distribution shall be deemed necessary to satisfy an immediate and heavy financial need if (i) the distribution is not in excess of the amount of the immediate and heavy financial need to the Member, as determined by the Committee and (ii) the Member has obtained all distributions (including Plan withdrawals other than hardship withdrawals) and all nontaxable loans currently available under all plans maintained by the Member's Employer, if any. The Member shall be required to submit any supporting documentation as may be requested by the Committee. Notwithstanding any provision of the Plan to the contrary, a Member who receives a hardship distribution hereunder shall be prohibited from making any voluntary savings contributions under Section 3.1, and any deferred compensation contributions under Section 4.1, until the first pay period of the calendar month which begins with or next follows the first anniversary of the hardship withdrawal.

          The Committee shall determine whether the criteria for hardship withdrawal have been satisfied and has the right to refuse a hardship withdrawal request if it finds that such criteria have not been satisfied.

          (b) Withdrawals Upon Attainment of Age 59 1/2. A Member who has attained age 59 1/2 may elect to withdraw an amount from his DCS/401(k) Account, Rollover Account and Merged Plan Employer Account; provided that such amount shall not be less than $100 (or the entire aggregate balance of such accounts).

          (c) Withdrawals Upon Attainment of Age 70 1/2. Effective February 1, 1998, a Member who has attained age 70 1/2 may elect to withdraw an amount from his entire Account; provided that such amount shall not be less than $100 (or the entire balance of such Account).

          (d) Miscellaneous Rules. Any amounts withdrawn pursuant to this Section shall be debited from the Member's accounts in the following order:

     (i) Rollover Account,

     (ii) DCS/401(k) Account,

     (iii) Merged Plan Employer Account,

     (iv) Matching Account and

     (v)  TRASOP Account.

          A Member may request a withdrawal pursuant to this Section in the manner prescribed by the Committee; provided that a Member may make only one such withdrawal per calendar month. The Committee shall prescribe uniform rules which shall govern the frequency pursuant to which such withdrawals are processed, and the Valuation Date on which a Member's DCS/401(k) Account, Rollover Account, Merged Plan Employer Account, Matching Account and TRASOP Account shall be valued for purposes of calculating such a withdrawal. All withdrawals made pursuant to this Section shall be paid in cash; provided that, with respect to the portion of any such withdrawal debited from a Member's TRASOP Account, the Member shall be provided with the opportunity to elect to receive such portion in the form of shares of Company Stock (with cash in lieu of any fractional shares).

          Section 8.4. Loans. (a) Making of Loans. Subject to the restrictions set forth in this Section, the Committee shall establish a loan program whereby any Member who is an Employee may request, in the manner prescribed by the Committee, to borrow funds from the Plan. The principal balance of such loan shall not be less than $1,000 and shall not exceed the lesser of (i) 50% of the aggregate of the Member's DCS/401(k) Account and Rollover Account as of the Valuation Date on which the loan is made (or if such date is not a Valuation Date, the first preceding Valuation Date) and (ii) $50,000, reduced by the excess, if any, of the highest outstanding aggregate loan balance of the Member under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding aggregate balance of loans from all such plans on the date on which such loan is to be made.

          (b) Restrictions. No Member may have more than one loan from the Plan outstanding at any time; provided, however, that a Member may use the proceeds of a second loan to repay the outstanding balance of an existing loan from the Plan in full. Except as set forth in the immediately preceding proviso, a Member who has a loan outstanding must repay the balance of such loan before receiving an additional loan. Any loan approved by the Committee pursuant to the preceding subsection (a) shall be made only upon the following terms and conditions:

          (1) The period for repayment of the loan shall not exceed four years (except as described in paragraph (2) below) from the date of the loan. Any loan may be prepaid, without penalty, by delivery to the Committee of cash in an amount equal to the entire unpaid balance of such loan. Any loan is due in full upon termination of employment.

          (2) No loan shall be made unless the Member consents to have such loan repaid in substantially equal installments deducted from the regular payments of the Member's compensation during the term of the loan. Notwithstanding the foregoing, loan repayments may be suspended for (i) any period during which a Member takes an authorized sick leave from his Employer and (ii) any period of a Member's unpaid authorized leave of absence, but in no event for a period exceeding one year. Upon resumption of active employment within such one-year period, the term of such Member's loan shall be extended by the period of such suspension. Loan repayments under this Plan also may be suspended with respect to a Member in uniformed service to the extent required by USERRA and in accordance with section 414(u)(4) of the Code.

          (3) Each loan shall be evidenced by the Member's collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, and shall be secured by an assignment of a portion of the Member's DCS/401(k) Account or Rollover Account or both, as the case may be, under the Plan equal to the initial principal amount of such loan.

          (4) Each loan shall bear a fixed interest rate equal to the prime rate as published in the Wall Street Journal on the first business day of the month during which the Member initiates the loan, plus 1% (or such other rate prescribed by the Committee commensurate with the interest rate then being charged by persons in the business of lending money in the area for loans made under similar circumstances). For purposes of this paragraph, a Member shall "initiate" a loan on the date on which the Member makes an application via electronic means (or such other means prescribed by the Committee) for a loan hereunder.

          (5) No distribution from his DCS/401(k) Account or Rollover Account shall be made to any Member who has borrowed from the Trust unless and until the loan, including interest, has been repaid.

          (6) Each Member requesting a loan shall, as a condition of receiving such loan, pay such reasonable loan application and processing fees as shall be set from time to time by the Committee. Unless otherwise prescribed by the Committee, such loan origination fee shall be deducted separately from the Member's Account.

          (7) The Committee may, in its sole discretion, restrict the amount to be disbursed pursuant to any loan request, or deny any loan request, to the extent it deems necessary.


          If any loan or portion of a loan made to a Member under the Plan, together with the accrued interest thereon, is in default, the Trustee, upon direction from the Company, shall take appropriate steps to collect on the note and foreclose on the security. For purposes of this Section, a loan shall be considered in "default" if the Member fails to make principal and interest payments in the time and manner prescribed by procedures adopted for this purpose by the Committee.

          On the date on which a Member receives a distribution of his Accounts pursuant to Article 9, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, shall be charged to the Member's DCS/401(k) Account and Rollover Account, as applicable, after all other adjustments required under the Plan, but before any distribution pursuant to
Article 9.

          (c) Loan Account. The Trustee shall establish, operate and maintain a Loan Account for the receipt of amounts transferred from a Member's DCS/401(k) Account and Rollover Account, as applicable, pursuant to this Section. Appropriate accounting entries reflecting such transfers shall be concurrent with the disbursement to the Member of amounts borrowed. Interest shall be allocated to such Member's DCS/401(k) Account or Rollover Account, as the case may be, in accordance with rules promulgated by the Committee for this purpose, and shall be invested in accordance with the Member's investment election as in effect pursuant to Section 7.1.

          (d) Applicability. Notwithstanding anything herein to the contrary, for purposes of this Section, the term "Member" includes any Member who is not an Employee and any Beneficiary or alternate payee with an account balance under this Plan if such Member, Beneficiary or alternate payee is a "party in interest" as defined in section 3(14) of ERISA.

          Section 8.5. Periodic Distributions of Accumulated Dividends from TRASOP Account. The provisions of this Section shall apply to each Member for whom a TRASOP Account is established under the Plan (or, in the case of a deceased Member, the Member's Beneficiary). The Committee shall direct the Trustee to distribute to such Member (or Beneficiary) from time to time, but not less frequently than annually, the accumulated cash dividends credited to such Member's TRASOP Account. With respect to a Member who is an

Employee, the Committee may direct the Trustee to pay any such cash dividend to the Member's Employer, as agent, for payment to the Member.


                                   ARTICLE 9
                                   ---------
                  DISTRIBUTION UPON TERMINATION OF EMPLOYMENT
                  -------------------------------------------

          Section 9.1. Entitlement to Distribution Upon Termination of Employment. (a) Time of Distribution. A Member shall be entitled to a full and final distribution of the Member's entire Account as soon as administratively practicable after the date of the Member's termination of employment. Except as provided in Section 10.2, the Member shall elect the date on which payment of the Member's Account shall commence in accordance with procedures established by the Committee, or may elect to defer distribution to a later date (but in no event later than the date prescribed by Section 10.3). The failure of a Member to elect a distribution under this Section shall be treated as an election to defer distribution to a later date for purposes of the preceding sentence.

          (b) Availability of Separate Elections. A Member's election may apply to the to the Member's entire account, or the Member may make separate elections with respect to his accounts, as follows:

          (i) an election with respect to the Member's DCS/401(k) Account, Matching Account and Rollover Account,

          (ii)  an election with respect to the Member's Voluntary Savings
     Account,

          (iii)  an election with respect to the Member's Fund B Account and

          (iv)  an election with respect to the Member's TRASOP Account.

Notwithstanding the foregoing, a Member who is a Mendota Member, a Metromail Member or a Meredith/Burda Member may not make separate elections with respect to his accounts as described in the preceding sentence.

          (c) Valuation of Accounts. The Committee shall prescribe uniform rules which shall govern the frequency pursuant to which distributions under this Section are processed and the Valuation Date on which a Member's Account shall be valued for purposes of calculating such distribution. For purposes of the foregoing, the value of any portion of a Member's Account that is invested in shares of Company Stock shall be based on the average of the high and low transaction prices (as reported in the New York Stock Exchange-Composite Transactions) in trading of Company Stock on such date.

          (d) Partial Withdrawals. A Member (other than a Mendota Member, a Metromail Member or a Meredith/Burda Member) who has terminated employment may elect to make partial withdrawals from the Member's Voluntary Savings Account and Fund B Account in the manner described in Sections 8.1 and 8.2, respectively. Such a Member who has terminated employment and who has attained age 59 1/2 may also elect to make partial withdrawals from the Member's DCS/401(k) Account and Rollover Account in the manner described in Section 8.3(b), and upon attainment of age 70 1/2, may elect to make partial withdrawals from the Member's entire Account in the manner described in Section 8.3(c). No other partial withdrawals shall be permitted under the Plan by a Member who has terminated employment.

          Section 9.2. Form of Distribution. (a) In General. Except as provided in subsection (b) below, a Member may elect a full or partial distribution of his Account under the Plan only in the form of a single sum.

          (b) Protected Forms of Distribution for Certain Members. (1) Mendota Members. Notwithstanding subsection (a) above, a Mendota Member may elect that distribution of his Account be made in one of the following optional forms of benefit, in lieu of a single sum:

          (A) Equal Installments. Equal installment payments, paid monthly, quarterly, semi-annually or annually, as elected by the Member, over a payment period equal to a whole number of years specified by the Member, not to exceed 15 (or if less, the Member's life expectancy or joint life expectancy of the Member and his designated Beneficiary). If the Member's Account is exhausted prior to the expiration of the specified payment period, installment payments shall cease. If a balance remains in the Member's Account at the end of the specified payment period, installment payments shall continue in the same frequency until the Account is exhausted.

          (B) Variable Installments. Monthly installment payments paid over a payment period equal to the life expectancy of the Member, determined in the year in which payments commence. The amount of the monthly payments shall be adjusted once each year so that the Member's Account is exhausted as of the end of the payment period.

          (C) Single Life Annuity. The balance of the Member's Account shall be applied to purchase a single premium annuity contract providing for monthly payments for the Member's lifetime. No benefits shall be payable under such contract upon the Member's death after his annuity starting date. If a Member elects this form of benefit, he shall be subject to the special election procedures described in Section 10.6.

          (D) Joint and Survivor Annuity. The balance of the Member's Account shall be applied to purchase a single premium annuity contract providing for reduced monthly payments for the Member's lifetime, and if the Member's designated contingent annuitant survives him, to such contingent annuitant for his remaining lifetime in an amount equal to 50%, 75% or 100%, as elected by the Member, of the Member's monthly annuity payments. If a Member elects this form of benefit, he shall be subject to the special election procedures described in Section 10.6.

          (2) Meredith/Burda Members. Notwithstanding subsection (a) above, a Meredith/Burda Member may elect that distribution of his Account be made in the following optional form of benefit, in lieu of a single sum payment:

          (A) Variable Installments. Installment payments, paid monthly, quarterly, semi-annually or annually, as elected by the Member, over a payment period equal to a whole number of years specified by the Member, not to exceed 20 (or if less, the Member's life expectancy or joint life expectancy of the Member and his designated Beneficiary). The amount of each installment payment shall be adjusted, in accordance with the payment frequency elected by the Member, so that the Member's Account is exhausted as of the end of the payment period.

          (3) Metromail Members. Notwithstanding subsection (a) above, a Metromail Member may elect that distribution of his Account be made in one of the following optional forms of benefit, in lieu of a single sum payment:

          (A) Variable Installments. Installment payments, paid monthly, quarterly, semi-annually or annually, as elected by the Member, over a payment period equal to a whole number of years specified by the Member, not to exceed 20 (or if less, the Member's life expectancy or joint life expectancy of the Member and his designated Beneficiary). The amount of each installment payment shall be adjusted, in accordance with the payment frequency elected by the Member, so that the Member's Account is exhausted as of the end of the payment period.

          (B) Single Life Annuity. The balance of the Member's Account shall be applied to purchase a single premium annuity contract providing for monthly payments for the Member's lifetime. No benefits shall be payable under such contract upon the Member's death after his annuity starting date. If a Member elects this form of benefit, he shall be subject to the special election procedures described in Section 10.6.

          (C) Joint and Survivor Annuity. The balance of the Member's Account shall be applied to purchase a single premium annuity contract providing for reduced monthly payments for the Member's lifetime, and if the Member's designated contingent annuitant survives him, to such contingent annuitant for his remaining lifetime in an amount equal to 50% of the Member's monthly annuity payments. If a Member elects this form of benefit, he shall be subject to the special election procedures described in Section 10.6.

          Section 9.3. Medium of Distribution. Any distribution made under this Section shall be made in cash, except that a Member may elect distribution of the Member's TRASOP Account, and the portion of the Member's Matching Account that is invested in Company Stock, in the form of whole shares of Company Stock with cash in lieu of fractional shares. Notwithstanding the foregoing, a Member who is a Mendota Member, a Meredith/Burda Member or a Metromail Member may elect such a distribution in the form of whole shares of Company Stock only if the Member elects to receive payment of his Account in the form of a single sum.

          Section 9.4. Distribution Upon Death. In the case of a Member's death, distribution of such Member's entire Account shall be made in the form of a single sum to the Member's Beneficiary as of the date elected by such Beneficiary; provided, however, that:

          (i) payment shall be made no later than the December 31 which coincides with or next follows the fifth anniversary of the date of the Member's death;

          (ii) the Member's Beneficiary may elect to receive payment of the Member's TRASOP Account, and the portion of the Member's Matching Account that is invested in Company Stock, in the form of whole shares of Company Stock with cash in lieu of fractional shares; and

          (iii) in the case of a Mendota Member, a Meredith/Burda Member or a Metromail Member, (i) if the Member is married and elects an annuity form of benefit and dies prior to his annuity starting date, a death benefit shall be paid in accordance with Section 10.6(b), (ii) if the Member is not married and elects an annuity form of benefit and dies prior to his annuity starting date, such Member's benefit election shall be cancelled and (iii) if, prior to the date of his death, the Member elects an optional installment or annuity form of benefit and dies after the date payments commence, payment shall be made to the Member's Beneficiary or contingent annuitant, as the case may be, in accordance with the terms of such optional form of benefit.


                                   ARTICLE 10
                                   ----------
                        MISCELLANEOUS DISTRIBUTION RULES
                        --------------------------------

          Section 10.1. Direct Rollover Option. In the case of any distribution (including any withdrawal) that is an "eligible rollover distribution" within the meaning of section 402(c)(4) of the Code, a distributee may elect that all or any portion of such distribution to which he is entitled shall be directly transferred from the Plan to (i) an individual retirement account or annuity described in section 408 of the Code, (ii) to this Plan or another employer's retirement plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover distributions) or (iii) to an annuity plan described in section 403(a) of the Code; provided, however, that if the distributee is a surviving spouse of a Member, such distribution may be transferred only to an individual retirement account or annuity.
Notwithstanding the foregoing, a distributee shall not be entitled to elect to have an eligible rollover distribution transferred pursuant to this subsection if the total of all eligible rollover distributions with respect to such distributee for the Plan Year is not reasonably expected to equal at least $200, or in the case of a partial direct rollover, the portion so rolled over equals at least $500. For purposes of this subsection, the term "distributee" shall include (i) a Member, (ii) an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to a Member under a qualified domestic relations order or (iii) a surviving spouse of a Member. Notwithstanding the foregoing, any person who elects a direct rollover shall receive a check from the Trust payable to the order of the transferee eligible retirement plan or individual retirement account which is to be delivered to such plan or account by the individual receiving such check.

          Section 10.2. Distribution of Small Account Balances. If the balance of the Member's Account to be distributed under this Section does not exceed (i) prior to January 1, 1998, $3,500 or (ii) on or after January 1, 1998, $5,000 (or such other amount prescribed by section 411(a)(11) of the Code) (such amount referred to herein as the "small benefit amount"), such balance shall be distributed as soon as administratively practicable after the Member's termination of employment occurs (or such other time prescribed by the Committee). For purposes of the foregoing sentence, if as of any Valuation Date the value of a Member's Account exceeds the small benefit amount in effect at the time of a proposed distribution under the preceding sentence, the value of the Member's Account shall at all times be deemed to exceed such small benefit amount.

          Section 10.3.  Deferral of Distribution.  Except as provided in
Section 10.2, a Member who is entitled to a distribution under Section 9.1 shall have the right to defer distribution of his Account; provided, however, that in no event shall distribution of the Member's Account commence later than the 60th day of the Plan Year following the Plan Year which contains the later of (i) the date on which the Member attains age 65 and (ii) the date on which the Member terminates employment.

          Section 10.4. Required Distributions Upon Attainment of Age 70 1/2. Notwithstanding Article 9 of the Plan, with respect to a Member who, for the calendar year in which the Member attains age 70 1/2 is a 5%-owner (as defined in section 416(i) of the Code), and who continues in employment after attaining age 70 1/2, distribution of the Member's account balance shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2, and distributions shall continue to such Member no later than each subsequent December 31. Distributions made under this Section shall be made in the manner described in section 401(a)(9) of the Code and Regulations thereunder. Such distributions shall be calculated based on the life expectancy of the Member, and such life expectancy shall not be recalculated.

          Section 10.5. Determination of Beneficiary. Each Member shall have the right to designate a Beneficiary or Beneficiaries (which may be designated contingently and which may be a legal entity other than a natural person) to receive any distribution to be made under Section 9.4 upon the death of such Member; provided, however, that no such designation (or change thereof) shall be effective if the Member was married through the one-year period ending on the date of the Member's death unless such designation (or change thereof) was consented to at the time of such designation (or change thereof) by the person who was the Member's spouse during such period, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Member's spouse cannot be located or such other circumstances as may be prescribed in Regulations. A person must survive a Member for a period of 48 hours in order to qualify as a Member's Beneficiary. A Member's designated Beneficiary need not be a natural person, and may be a trust or the Member's estate. Subject to the first sentence of this Section, a Member may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be filed with the Committee on a form provided by the Committee for this purpose. If no Beneficiary has been named by a deceased Member, or if the designated Beneficiary has predeceased the Member, the entire balance of the deceased Member's Account shall be distributed by the Trustee at the direction of the Committee--

          (a) to the surviving spouse of such deceased Member, if any, or

          (b) if there shall be no surviving spouse, to the person or entity entitled to benefits under the Donnelley Group Life Insurance Plan on account of the Member's death if, in the case of a natural person, such person survives the deceased Member (such person referred to herein as the "life insurance beneficiary"), or

          (c) if there shall be no surviving spouse or life insurance beneficiary, per stirpes to the descendants of such deceased Member, if any, or

          (d) if there shall be no surviving spouse, life insurance beneficiary or living descendants, to the estate of such deceased Member.

If within a period of three years following the death of any Member, the Committee in the exercise of reasonable diligence has been unable to locate any of the persons entitled to benefits under this Section with respect to such Member, the rights of such person or persons shall be forfeited and the Committee shall direct the Trustee to pay such benefit or benefits to the person or persons next entitled thereto under the succession prescribed by this Section.

          Section 10.6. Special Rules Relating to Election of Annuity Form of Benefit. The provisions of this Section shall apply only to a Mendota Member or a Metromail Member who elects to receive payment of his Account in an optional annuity form of benefit described in Section 9.2(b).

          (a) Qualified Joint and Survivor Annuity Notice. No less than 30 days (or such shorter period as may be permitted by section 417(a)(7) of the Code) and no more than 90 days before the date of distribution, the Committee shall give the Member by mail or personal delivery written notice a general description of the single premium annuity contract, a general description of the circumstances under which it will be purchased and general information on the amount of each payment under a typical single premium annuity contract. Such notice also shall advise the Member that, upon written request to the Committee prior to the end of his election period, he shall be given a written explanation in nontechnical language of the terms and conditions of the single premium annuity contract, of the other methods of distribution available pursuant to Section 9.2 and of the amount of each payment that he would be entitled to receive under such a contract or under the other methods of distribution. Such explanation shall be mailed or personally delivered to the Member within 30 days from the date the Member's written request is received by the Committee and the Member's election period shall end no earlier than 90 days after such explanation is so mailed or delivered.

          (b) Qualified Pre-retirement Survivor Annuity. If the Member is married and dies after making an election to have his Account distributed in an annuity form of benefit but prior to his annuity starting date, such Member's Account shall be applied to purchase a single premium annuity contract providing for payment over the lifetime of the Member's surviving spouse. Notwithstanding the foregoing, the Member's surviving spouse may elect, in the time and manner prescribed by the Committee, to receive payment of the Member's Account in the form of a single sum, in lieu of a single premium annuity contract.

          (c) Election and Waiver Procedures. A Member may, subject to the last sentence of this paragraph, revoke the annuity form of distribution provided under the Plan at any time during the 90-day period ending on the Member's benefit commencement date (the "election period"). Such a revocation shall be made by delivering a written notice describing the election, change or revocation to the Committee on a form provided by the Committee for this purpose; provided, however, that if the Member has been married for the one-year period ending on his benefit commencement date, and as a result of such revocation, the Member's spouse would not be entitled to receive a survivor's benefit at least equal to that provided by the 50% joint and survivor annuity form of benefit, such election shall not be effective unless it shall have been consented to, at the time of such election, revocation or change, in writing by the Member's spouse and such consent acknowledges the effect of such revocation and is witnessed by either a Plan representative or a notary public, or it is established to the satisfaction of the Committee that such consent cannot be obtained because the Member's spouse cannot be located or such other circumstances as may be prescribed in Regulations.

          Section 10.7. Distributions to Minor and Disabled Beneficiaries. Any distribution which is payable to a person who is a minor or to a person who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such person in such of the following ways as the Committee shall direct:

          (a) directly to any such minor if, in the opinion of the Committee, he is able to manage his affairs,

          (b) to the legal representative of any such person,

          (c) to a custodian under a Uniform Gifts to Minors Act for any such minor, or

          (d) to some near relative of any such person to be used for the latter's benefit.

Neither the Committee nor the Trustee shall be required to review the application by any third party of any distribution made to or for the benefit of a person pursuant to this Section.

          Section 10.8. Qualified Domestic Relations Orders. If the Committee shall receive any written judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Member and purporting to provide for the payment of all or a portion of the Member's Account to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a "domestic relations order"), the Committee shall arrange to determine whether such order constitutes a "qualified domestic relations order," as defined in section 414(p) of the Code and section 206(d)(3) of ERISA. If the order is determined to be a qualified domestic relations order, all or a portion of the Member's Account, as specified in the order, shall be assigned to the person or persons named therein, and shall be payable in accordance with the terms of such order.

          The manner in which all or any portion of a Member's Account under the Plan may be assigned and paid to any other person pursuant to the terms of a domestic relations order shall be governed by written procedures adopted by the Committee for this purpose, section 414(p) of the Code, section 206(d)(3) of ERISA and Regulations issued thereunder. Such procedures shall provide that payments under a domestic relations order may commence as soon as administratively practicable after such order is determined by the Committee (or its delegate) to constitute a "qualified domestic relations order" under section 414(p) of the Code and section 206(d)(3) of ERISA, if the terms of the order so provide.


                                   ARTICLE 11
                                   ----------
                          SPECIAL PARTICIPATION RULES
                          ---------------------------

          Section 11.1. Transfers Between Employers and Affiliates or Collective Bargaining Units. If a Member shall be transferred to a non-participating division, a non-participating collective bargaining unit or an Affiliate that has not adopted the Plan, such transfer shall not terminate the Member's participation in the Plan and such Member shall continue to participate in the Plan until an event shall occur which would have terminated his participation had he continued in the service of a participating division or unit of an Employer until the occurrence of such event; provided, however, that a Member shall not be eligible to make contributions to the Plan when covered by such non-participating collective bargaining unit or employed at such Affiliate or division.

          Section 11.2. Leased Employees. If an Employee becomes a leased employee (within the meaning of section 414(n)(2) of the Code), then any period during which services are performed as a leased employee shall be taken into account solely for the purposes of determining whether and when such person has terminated his employment for purposes of

Article 9 to the same extent it would have been had such services been performed as an Employee.

          Section 11.3. Reemployment of Veterans. The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Eligible Employee's completion of a period of qualified military service (as defined in section 414(u)(5) of the Code). The provisions of this Section are intended to provide such Eligible Employees with the rights required by USERRA and section 414(u) of the Code and shall be interpreted in accordance with such intent.

          (a) Make Up of Voluntary Savings and Deferred Compensation Contributions. Such Eligible Employee shall be entitled to make contributions under the Plan in addition to any voluntary savings contributions which the Eligible Employee elects to have made under the Plan pursuant to Section 3.1 (such contributions referred to herein as "Make Up Savings Contributions"), and shall be entitled to make contributions under the Plan in addition to any deferred compensation contributions which the Eligible Employee elects to have made under the Plan pursuant to Section 4.1 (such contributions referred to herein as "Make Up Deferrals"). From time to time while employed by an Employer, such Employee may elect to make such Make Up Savings Contributions and Make Up Deferrals during the period beginning on the date of such Employee's reemployment and ending on the earlier of:

               (i) the end of the period equal to the product of three and such Employee's period of qualified military service, and

               (ii)  the 5th anniversary of the date of such reemployment.

     Such Employee shall not be permitted to contribute Make Up Savings Contributions and Make Up Deferrals to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of voluntary savings contributions or deferred compensation contributions, as the case may be, if the Eligible Employee had continued in employment with his Employer during such period of qualified military service. Such Eligible Employee shall be deemed to have earned "Compensation" from his Employer during such period of qualified military service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the

     Code. The manner in which an Eligible Employee may elect to make Make Up Savings Contributions and Make Up Deferrals pursuant to this subsection (a) shall be prescribed by the Committee.

          (b) Make Up of Matching Contributions. An Eligible Employee who makes Make Up Deferrals as described in subsection (a) shall be entitled to an allocation of Matching Contributions ("Make Up Matching Contributions") in an amount equal to the amount of Matching Contributions which would have been allocated to the Matching Account of such Eligible Employee under the Plan if such Make Up Deferrals had been made in the form of deferred compensation contributions during the period of such Employee's qualified military service (as determined pursuant to section 414(u) of the Code). The Eligible Employee's Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of qualified military service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 4.2, 4.4 and
5.1 of the Plan (relating to sections 402(g), 404 and 415 of the Code, respectively) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of
Section 5.2 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any Make Up Savings Contributions, Make Up Deferrals or Make Up Matching Contributions made by or on behalf of an Eligible Employee pursuant to this Section.


                                   ARTICLE 12
                                   ----------
                SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK
                ------------------------------------------------

          Section 12.1. Voting Rights. Each Member, as a named fiduciary within the meaning of section 403(a)(1) of ERISA, shall be entitled to direct the Trustee with respect to the vote of the shares of Company Stock allocated to his TRASOP Account and Matching Account as of the shareholder record date for such vote, and the Trustee shall follow the directions of such Member. Subject to the immediately following sentence, each Member who is entitled to direct the Trustee with respect to the vote of Company Stock pursuant to the preceding sentence, also as such named fiduciary, shall be entitled to direct the Trustee with respect to the vote of (i) shares of Company Stock held by the Trust for which no instructions were timely received by the Trustee, (ii) shares of Company Stock which have not been allocated to Members' Matching Accounts and (iii) fractional shares of Company Stock held in Members' TRASOP Accounts and Matching Accounts. Members shall be deemed to have directed the Trustee to vote all shares of Company Stock allocated to Members' TRASOP Accounts and Matching Accounts for which the Trustee received no timely voting instructions, all shares of stock which have not been allocated to Members' Matching Accounts and all fractional shares credited to Members' TRASOP Accounts and Matching Accounts, to the extent permitted by law, in the same proportion and manner as shares for which instructions were received. Written notice of any meeting of stockholders of the Company or other occasion for the exercise of voting or other rights and a request for voting instructions shall be given by the Trustee, in such manner as the Trustee shall determine, to each Member entitled to give instructions for voting shares of stock at such meeting, within the time for furnishing such notice to stockholders of the Company.

          Section 12.2. Shareholder Rights in the Event of a Tender Offer. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of stock in return for valuable consideration, including but not limited to, offers regulated by Section 14(d) of the Securities Exchange Act of 1934, each Member, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be entitled to direct the Trustee with respect to the sale, exchange or transfer of shares of Company Stock allocated to his TRASOP Account and Matching Account, and the Trustee shall follow the directions of such Member. To the extent that the Trustee does not receive timely instructions from a Member who has the authority pursuant to the preceding sentence to instruct the Trustee to tender or exchange the shares allocated to his TRASOP Account and Matching Account, such Member, as a named fiduciary within the meaning of
Section 403(a)(i) of ERISA, shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Company Stock. Subject to the immediately following sentence, each Member who is entitled to direct the Trustee with respect to the sale, exchange or transfer of shares of Company Stock pursuant to the first sentence of this paragraph, also as such named fiduciary, shall be entitled to direct the Trustee with respect to the tender or exchange of (i) shares of Company Stock which have not been allocated to Members' Matching Accounts and (ii) fractional shares of Company Stock held in Members' TRASOP Accounts and Matching Accounts. Members shall be deemed to have directed the Trustee with respect to the tender or exchange of all shares of Company Stock which have not been allocated to Members' Matching Accounts and all fractional shares, to the extent permitted by law, in the same proportion and manner as shares for which instructions were or were deemed to have been received. A Member shall not be limited in the number of instructions to tender or withdraw from tender which he can give but a Member shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee. Notwithstanding
Section 7.1(d), with respect to proceeds from the sale of any shares of Company Stock which are sold pursuant to this paragraph, the Trustee shall invest the proceeds as directed by the Member among the investment options then available under the Plan.

          Section 12.3. Applicability. In the case of a Beneficiary of a deceased Member, or an alternate payee under a qualified domestic relations order, for whom an Account has been established under this Plan, such Beneficiary or alternate payee, as the case may be, shall be a named fiduciary for the same purposes, shall have the same rights as and shall otherwise be treated in the same manner for purposes of this Article as the Member on whose behalf the Account initially was established.

          Section 12.4. Confidentiality. Notwithstanding anything contained herein to the contrary, all instructions and directions received by the Trustee from Members pursuant to this Article shall be maintained by the Trustee as confidential and shall not be disclosed to any person, including any Employer or Affiliate, or any Employee, officer or director of any Employer or Affiliate; provided, however, that such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not an Employer or Affiliate, or an Employee, officer or director of an Employer or Affiliate, and (ii) agrees not to divulge such directions to any other person, including any Employer or Affiliate, or any Employee, officer or director of an Employer or Affiliate.

                                   ARTICLE 13
                                   ----------
                                 ADMINISTRATION
                                 --------------

          Section 13.1. The Committee. (a) The Company shall be the "administrator" of the Plan within the meaning of such term as used in ERISA. The Company shall appoint a Committee consisting of three or more members which shall be responsible for carrying out the Company's duties as administrator and (except for duties specifically vested in the Trustee) for the administration of the provisions of the Plan. The Committee shall be a "named fiduciary" within the meaning of such term as used in ERISA.

          (b) The Company shall have the right at any time, with or without cause, to remove any member of the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Company shall appoint a successor member. All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (c) Any member of the Committee may, but need not, be an Employee or a director, officer or shareholder of any of the Employers, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the

Committee who is a Member in the Plan shall take part in any action of the Committee on any matter involving solely his rights under the Plan.

          (d) The Committee shall have the duty and discretionary authority to interpret and construe the terms of the Plan in regard to all questions of eligibility, the status and rights of Members, Beneficiaries and other persons under the Plan, and the manner, time and amount of payment of any distributions under the Plan. Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

          (e) The Committee shall direct the Trustee to make payments of amounts to be distributed from the Trust under the Plan.

          (f) The members of the Committee may allocate their responsibilities among themselves and may designate any person, committee of persons, partnership or corporation to carry out any of their responsibilities. Any such allocation or designation shall be reduced to writing, and such writing shall be kept with the records of the meetings of the Committee.

          (g) The Committee may act at a meeting by the vote of assent of a majority of its members, or by writing without a meeting by the assent of all of its members. The secretary or other person designated by the Committee shall keep records of all meetings of the Committee. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

          (h) The members of the Committee, and each of them, shall discharge their duties with respect to the Plan (i) solely in the interest of the Members and Beneficiaries, (ii) for the exclusive purposes of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Employers shall jointly and severally indemnify the members of the Committee, and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

          (i) No member of the Committee shall receive any compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Employers, but the Employers shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.

          (j) The Committee may employ such counsel (who may be of counsel for an Employer or any Affiliate) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

          Section 13.2. Claims Procedure. If any Member or other person (a "claimant") believes he is entitled to benefits in an amount greater than those which the claimant is receiving or has received, the claimant may file a claim with the Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail, messenger, delivery service or via facsimile to the claimant or his duly authorized representative of the decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the Committee's decision with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary and an explanation of the claim review procedure under the Plan. The Committee also shall advise the claimant that the claimant or his duly authorized representative may request a review of the denial by the Committee by filing with the Committee, within 30 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 30-day period. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the resulting final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall an extension exceed 60 days. The notice of the Committee's final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

          Section 13.3. Notices to Members, Etc. Any notice, report or statement given, made, delivered or transmitted to a Member or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when sent via messenger, delivery service, facsimile or mailed by first class mail with postage prepaid and addressed to the Member or such person at the address last appearing on the records of the Committee. A Member or other person may record any change of his address from time to time by written notice filed with the Committee.

          Section 13.4. Notices to Employers or Committee. Any written direction, notice or other communication from Members or any other person entitled to or claiming benefits under the Plan to the Employers or the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Committee for the giving of such direction, notice or other communication or when otherwise received by the Committee. Notwithstanding the foregoing, a claim for benefits filed pursuant to Section 13.2 must be sent to the Committee in care of the Company at the address of its corporate headquarters.

          Section 13.5. Records. The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of accounts, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

          Section 13.6. Reports of Trust Fund and Accounting to Members. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee. The Committee shall, not less frequently than quarterly, advise each Member of the value of the Member's Account through a written statement sent to the Member in the manner described in Section 13.3.


                                  ARTICLE 14
                                  ----------
                       PARTICIPATION BY OTHER EMPLOYERS
                       --------------------------------

          Section 14.1. Adoption of Plan. With the consent of the Company, any entity may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan and Trust into effect with respect to such entity, as prescribed by the Company.

          Section 14.2. Exclusion from Participation. The Company may, by written instrument, exclude an Employer from continued participation in the Plan. An entity that is an Employer may withdraw from participation in the Plan at any time by taking appropriate action as prescribed by the Company. Upon the effective date of an entity's exclusion or withdrawal from participation in the Plan pursuant to this Section, such entity shall thereupon cease to be an Employer.

          Section 14.3. Company as Agent for Employers. Each entity which becomes a participating Employer pursuant to Section 14.1 or Section 14.4 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue until such Employer is excluded or withdraws from the Plan.

          Section 14.4. Successor Employer. In the event that any Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer succeeds to all or substantially all of such Employer's business, and such successor corporation is an Affiliate, such successor corporation automatically shall be substituted for such Employer under the Plan, unless such Employer or successor corporation is removed by the Company or withdraws from participation in the Plan as an Employer. The substitution of such a successor corporation for an Employer hereunder shall be reflected on Exhibit A to the Plan; provided that failure to update such Exhibit shall not affect the effectiveness of any such substitution.


                                  ARTICLE 15
                                  ----------
                                 MISCELLANEOUS
                                 -------------

          Section 15.1. Expenses. The Trustee is authorized and directed to pay from the Trust Fund all costs and expenses incurred in establishing and administering the Plan, including the expenses of the Committee, the fees of counsel and any agents for the Committee, the fees and expenses of the Trustee, the fees of counsel for the Trustee, and other administrative expenses to the extent such expenses are not paid by the several Employers, provided that no payment may be made from the Trust Fund which would adversely affect the qualification of the Plan. The Trustee may pay such costs and expenses directly or may reimburse the Employers therefor. The Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion, if any, of such expense that is to be borne by a particular Employer, or by the Members of the Plan as a whole.

          Section 15.2. Non-Assignability. Subject to Section 10.8 relating to qualified domestic relations orders, and except as otherwise provided by section 401(a)(13) of the Code, it is a condition of the Plan, and all rights of each Member and any other person shall be subject thereto, that no right or interest of any Member or any other person in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Member or any other person in the Plan shall be liable for, or subject to, any obligation or liability of such Member or other person, including, without limitation, claims for alimony or the support of any spouse or child.

          Section 15.3. Employment Non-Contractual. The Plan confers no right upon any Employee to continue in employment with any Employer.

          Section 15.4. Limitation of Rights. No Member, Beneficiary or any other person shall have any right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

          Section 15.5. Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Member or Beneficiary entitled to receive benefits from the Plan would receive a benefit immediately after the merger, consolidation or transfer if the Plan were then immediately terminated which is equal to or greater than the benefit such person would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

          Section 15.6. Gender and Plurals. Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

          Section 15.7. Governing Law. To the extent not governed by ERISA, this Plan shall be governed by the internal laws of the State of Illinois.

          Section 15.8. Elections Made Through Telephone Information System. References in this Plan to elections to be made in writing by Members may be made through an automated telephone information system in accordance with the written rules and conditions provided by the Committee or by one or more alternative methods in the form prescribed by the Committee for such purpose.


                                  ARTICLE 16
                                  ----------
                                COMPANY ACTION
                                --------------

          Except as provided in Section 18.2 of the Plan related to termination of the Plan, any action to be taken under this Plan by the Company may be taken by the Chief Executive Officer of the Company; the Senior Vice President, Human Resources of the Company; the Vice President, Compensation and Employee Benefits of the Company; or any other officer designated by the board of directors of the Company for this purpose (including any successor to any of the foregoing officers who performs substantially similar duties but who is assigned a different title by the Company), each of which is authorized to take action on behalf of the Company hereunder.


                                  ARTICLE 17
                                  ----------
                          TOP-HEAVY PLAN REQUIREMENTS
                          ---------------------------

          Section 17.1. Top-Heavy Plan Determination. If as of the Determination Date (as hereinafter defined) for any Plan Year the aggregate of
(a) the sum of the account balances under this Plan and all other defined contribution plans in the Aggregation Group (as hereinafter defined), and (b) the present value of accrued benefits under all defined benefit plans in such Aggregation Group of all participants in such plans who are key employees (as defined in section 416(i) of the Code) for such Plan Year exceeds 60% of the aggregate of the account balances and present value of accrued benefits of all participants in such plans, then this Plan shall be a top-heavy plan for such plan year, and the requirements of Sections 17.2 and 17.3 shall be applicable for such Plan Year as of the first day thereof.

          The Aggregation Group shall consist of (a) each plan of an Employer in which a key employee is a participant, (b) each other plan which enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer which the Employer shall designate as part of the Aggregation Group.

          For purposes of this Article, (i) the Determination Date for all plans in the Aggregation Group shall be the last day of the preceding Plan Year, and
(ii) the valuation date applicable to a Determination Date shall be (a) in the case of a defined contribution plan, the date as of which account balances are determined which is coincident with or immediately precedes the Determination Date, and (b) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the plan year which includes the Determination Date is prepared, except that if any such plan specifies a different Determination Date or valuation date, such different date shall be used with respect to such plan. For the purpose of determining the accrued benefit or account balance of a participant, any person who received a distribution from a plan in the Aggregation Group during the 5-year period ending on the last day of the preceding Plan Year shall be treated as a participant in such plan, and any such distribution shall be included in such participant's account balance or accrued benefit as the case may be.

          Section 17.2. Minimum Contribution for Top-Heavy Years. If this Plan is determined to be a top-heavy plan for a Plan Year, the sum of the Employer contributions under Article 4 allocated to the Accounts of a Member for such Plan Year shall in no event be less than the lesser of (i) 3% of such Member's compensation (as defined under section 415 of the Code) during such Plan Year and (ii) the highest percentage at which contributions are made on behalf of any key employee (as defined in section 416(i) of the Code) for such Plan Year. If during any Plan Year for which this Section is applicable a defined benefit plan is included in the Aggregation Group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) above shall be 5%. The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of Employer contributions made pursuant to Article 4 and pursuant to any other defined contribution plan which is required to be included in the Aggregation Group (other than a defined contribution plan which enables a defined benefit plan which is required to be included in the Aggregation Group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee's compensation (as defined in section 415 of the Code) for the Plan Year.

          Section 17.3. Special Rules for Applying Section 415 Limits. The provisions of this Section shall apply only in Plan Years beginning prior to January 1, 2000.

          (a)  In any Plan Year for which the Plan is a top-heavy plan, Section
     5.1 shall be applied by substituting "100%" for "125%" appearing therein, unless, for such Plan Year, (i) the percentage of Account balances of Members who are key employees determined under Section 17.1 does not exceed 90%, and (ii) Employer contributions allocated to the accounts of Members who are not key employees equals at least 4% of the compensation (as defined in section 415 of the Code) of each such Member.

          (b)  In any Plan Year for which the Plan is a top-heavy plan, Section
     5.1 shall be applied by substituting "100%" for "125%" appearing therein unless for such Plan Year (i) the percentage of accrued benefits of Members who are key employees does not exceed 90%, and (ii) the minimum accrued benefit of each Member under all defined benefit plans in the Aggregation Group is at least 3% of his average compensation (determined under section 416 of the Code) multiplied by each year of service after 1983, not in excess of 10, for which such plans are top-heavy plans.

                                  ARTICLE 18
                                  ----------
           AMENDMENT, ESTABLISHMENT OF SEPARATE PLAN AND TERMINATION
           ---------------------------------------------------------

          Section 18.1. Amendment. The Company may at any time and from time to time amend, suspend or modify the Plan, in whole or in part, by written instrument duly adopted by (i) the board of directors of the Company, (ii) the Chief Executive Officer of the Company, (iii) the Senior Vice President, Human Resources of the Company, (iv) the Vice President, Compensation and Benefits of the Company, or (v) any other officer of the Company designated by the board of directors for this purpose (including any successor to any of the foregoing officers who performs substantially similar duties but who is assigned a different title by the Company), if the Company's board of directors has delegated to such officer or officers the authority to execute such amendments. Any such amendment, suspension or modification shall become effective on such date as the board of directors of the Company or such officer, as the case may be, shall determine, and may apply retroactively or prospectively to Members and Beneficiaries at the time thereof, as well as to future Members and Beneficiaries.

          Section 18.2. Termination of the Plan. Any Employer may at any time terminate its participation in the Plan by taking appropriate action prescribed by the Company, and the Company may terminate this Plan in its entirety with respect to all Employers by resolution of its board of directors to that effect. In the event of any such termination, the Committee shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Members (and Beneficiaries thereof) employed by such Employer or Employers and direct the Trustee to distribute such portion to such Members and Beneficiaries ratably in proportion to the values of their respective Accounts.

          Section 18.3. Trust to Be Applied Exclusively for Members and Their Beneficiaries. Subject only to Sections 4.4, 15.1 and 18.2, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Members and their Beneficiaries either by operation or termination of the Plan, power of amendment or other means.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 29th day of December, 1997.

                              R. R. DONNELLEY & SONS COMPANY

                              By: _________________________________
                                    Vice President, Compensation and
                                    Employee Benefits

                                   EXHIBIT A

I.   List of Employers Participating in Plan.
     ---------------------------------------

1.   R. R. Donnelley Norwest, Inc.

2.   R. R. Donnelley Printing Company.

3.   R. R. Donnelley Printing Company, L.P.

4.   R. R. Donnelley Mendota, Inc.

5.   R. R. Donnelley Seymour, Inc.

6. Haddon Craftsmen, Inc. (excluding certain groups of employees, as described below)

7.   Coris, Inc.

8.   Housenet, Inc.

9.   R. R. Donnelley Receivables, Inc.


II.  List of Excluded Groups and Classes of Employees.
     ------------------------------------------------

1. For Plan Years prior to January 1, 1998, employees of the R C Freightways division of the Company.

2. For Plan Years prior to January 1, 1998, all employees of Haddon Craftsmen, Inc. other than individuals employed at its Bloomsburg facility; and on and after January 1, 1998, all collectively bargained employees of Haddon Craftsmen, Inc., other than individuals employed at its Bloomsburg facility.

                               FIRST SUPPLEMENT
                                    TO THE
                      DONNELLEY DEFERRED COMPENSATION AND
                            VOLUNTARY SAVINGS PLAN
                   -----------------------------------------

          The terms of this Supplement set forth the terms and conditions under which matching contributions will be made under Section 4.3(a) of the Plan.

          1.   Rate of Matching Contributions.  Subject to the limitations of
Section 4.4 and Article 5, the Company shall make on behalf of any Member who has elected to make deferred compensation contributions pursuant to Section 4.1(a), matching contributions equal to 50% of the first 2% of such Member's Compensation which such Member elects to have contributed to the Plan pursuant to Section 4.1(a). A Member shall be eligible to receive matching contributions commencing with the first pay period which commences in the calendar month which begins with or next follows the first anniversary of the date of the Member's most recent date of hire by an Employer.

          2. Form of Matching Contributions. To the extent available, all matching contributions made pursuant to Section 4.3(a) shall be made in the form of shares of Company Stock or in cash which the Trustee shall apply to purchase Company Stock, all as more particularly set forth below. From the time a Member becomes eligible for Matching Contributions under item 1 above, each time such Member makes a deferred compensation contribution pursuant to Section 4.1(a), such Member shall accrue a right to a corresponding matching contribution subject to the limitation on the amount of such matching contributions

                                     S1-1
prescribed by item 1. All matching contributions shall be funded by the Company no later than the last day of the month following the month in which a Member's right to such matching contributions arises. To fund matching contributions, the Company shall either (i) contribute shares of Company Stock then held by the Company as treasury stock with a Fair Market Value (as hereinafter defined) equal to the aggregate amount of matching contributions to be made to the Plan for that month, or (ii) contribute an amount of cash equal to the sum of such Matching Contributions, which the Trustee shall apply to purchase Company Stock as soon after receipt as is practicable. For purposes of the preceding sentence, "Fair Market Value" shall be the average of the high and low transaction prices (as reported in the New York Stock Exchange-Composite Transactions) in trading of Company Stock on the 20th day of the month in which the Matching Contribution is funded, or if the 20th day of the month is not a trading day, the trading day next following the 20th day of such month. Company Stock which is purchased by the Trustee shall either be purchased on a national securities exchange, or elsewhere, by a person who is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended, who also shall be an "agent independent of the issuer" as defined in Rule 10b-18(a)(6) under such Act.

          Any cash dividends paid with respect to shares of Company Stock credited to a Member's Matching Account shall be applied to purchase additional shares of Company Stock or invested in such other manner as the Company may prescribe. Such additional shares of Company Stock purchased pursuant to the foregoing sentence shall either be purchased on a national securities exchange, or elsewhere, by a person who is a broker or dealer registered

                                     S1-2
under Section 15 of the Securities Exchange Act of 1934, as amended, who also shall be an "agent independent of the issuer" as defined in Rule 10b-18(a)(6) under such Act.

          3. Effective Date. This Supplement shall be effective as of the date determined by the Chief Executive Officer of the Company; provided, however, that in the event that the Chief Executive Officer of the Company does not determined such a date, this Supplement shall not take effect.

                                     S1-3

                         R. R. DONNELLEY & SONS COMPANY

                                    APPROVAL

                                       BY
                     SENIOR VICE PRESIDENT, HUMAN RESOURCES

                                    ADOPTING

                              AMENDMENT NUMBER ONE
                                     to the
                         September 1, 1997 RESTATEMENT
                         ------------------------------
                                     of the
                      DONNELLEY DEFERRED COMPENSATION AND
                      -----------------------------------
                             VOLUNTARY SAVINGS PLAN
                             ----------------------



Pursuant to Section 3.12 of the By-Laws of R. R. Donnelley & Sons Company (the "Company") and authority delegated pursuant thereto by the Human Resources Committee of the Board of Directors of the Company, the undersigned Senior Vice President, Human Resources (the "Senior Vice President") hereby adopts the document attached hereto entitled "Amendment Number One to the September 1, 1997 Restatement of the Donnelley Deferred Compensation and Voluntary Savings Plan."

Executed by the Senior Vice President this 20th of November, 1998.



                              /s/ Haven E. Cockerham
                              ---------------------------
                              Haven E. Cockerham
                              Senior Vice President, Human Resources

                         R. R. DONNELLEY & SONS COMPANY

                              AMENDMENT NUMBER ONE
                              --------------------
                                     to the
                         September 1, 1997 RESTATEMENT
                         ------------------------------
                                     OF THE
                      DONNELLEY DEFERRED COMPENSATION AND
                      -----------------------------------
                             VOLUNTARY SAVINGS PLAN
                             ----------------------

                         (Effective September 15, 1998)

      Modifying the Definition of "Mendota Member" in Connection with the
      -------------------------------------------------------------------
  Merger of the Remaining Portion of the Mendota Profit Sharing Plan into the
  ---------------------------------------------------------------------------
                            Donnelley Savings Plan
                            ----------------------

WHEREAS, R. R. Donnelley & Sons Company (the "Company") maintains for the benefit of certain of its employees, and certain employees of its participating subsidiaries, the Donnelley Deferred Compensation and Voluntary Savings Plan (the "Savings Plan");

WHEREAS, R. R. Donnelley Mendota, Inc. ("Mendota") maintains for the benefit of certain of its employees the R. R. Donnelley Mendota, Inc. Profit Sharing Plan ("the Mendota Plan");

WHEREAS, the portion of the assets of the Mendota Plan attributable to Mendota's non-collectively-bargained employees was transferred to the Savings Plan on June 30, 1994;

WHEREAS, Mendota's employees who were collectively bargained continued to be eligible to participate in the Mendota Plan after such date;

WHEREAS, Mendota has been a participating Employer in the Savings Plan since July 1, 1994;

WHEREAS, employees of Mendota who were non-collectively-bargained have been eligible to participate in the Savings Plan since July 1, 1994;

WHEREAS, in connection with the decertification of the bargaining unit covering Mendota's collectively-bargained employees, the Savings Plan was amended to allow such employees to participate in the Savings Plan effective January 1, 1997;

WHEREAS, the Mendota Plan has been frozen since January 1, 1997 so that no employees have been eligible to participate in the Mendota Plan since that date;

WHEREAS, contemporaneously herewith, the Company and Mendota have merged the remaining portion of the Mendota Plan (which is attributable to employees who were formerly collectively bargained) into the Savings Plan (the "Merger");

WHEREAS, the Company desires to amend the Savings Plan to modify the definition of "Mendota Member" in connection with the Merger;

WHEREAS, Section 18.1 of the Savings Plan reserves to the Company the right to amend the Savings Plan; and

WHEREAS, Article 16 of the Savings Plan permits any action to be taken by the Company under the Savings Plan (except termination of the Savings Plan), including the amendment thereof, to be taken by the Company's Senior Vice President, Human Resources.

NOW, THEREFORE, pursuant to the power of amendment in Section 18.1 of the Savings Plan, Section 2(19) of the Savings Plan is amended effective September 15, 1998, to add the phrase ", and as a result of the merger of the remaining portion of such plan into this Plan effective as of September 15, 1998" at the end thereof.

                         R.R. DONNELLEY & SONS COMPANY

                                   APPROVAL

                                      BY
              VICE PRESIDENT, COMPENSATION AND EMPLOYEE BENEFITS

                                   ADOPTING

                             AMENDMENT NUMBER TWO
                                    to the
                         September 1, 1997 RESTATEMENT
                        ------------------------------
                                    of the
                      DONNELLEY DEFERRED COMPENSATION AND
                      -----------------------------------
                            VOLUNTARY SAVINGS PLAN
                            ----------------------



Pursuant to Section 3.12 of the By-Laws of R.R. Donnelley & Sons Company (the "Company") and authority delegated pursuant thereto by the Human Resources Committee of the Board of Directors of the Company, the undersigned Vice President, Compensation and Employee Benefits (the "Vice President") hereby adopts the document attached hereto entitled "Amendment Number Two to the September 1, 1997 Restatement of the Donnelley Deferred Compensation and Voluntary Savings Plan."

Executed by the Vice President this 13th of April, 1999.


                              /s/ Jack J. McEnery
                              ____________________________________
                              Jack J. McEnery
                              Vice President, Compensation and Employee Benefits

                         R.R. DONNELLEY & SONS COMPANY

                             AMENDMENT NUMBER TWO
                             --------------------
                                    to the
                         September 1, 1997 Restatement
                                    of the
                      DONNELLEY DEFERRED COMPENSATION AND
                      -----------------------------------
                            VOLUNTARY SAVINGS PLAN
                            ----------------------

   Providing for Use of Current Year Testing Method for Purposes of Applying
                           Nondiscrimination Tests,
        Modifying Rules Relating to Cash-Out of Small Account Balances and Liberalizing Certain Provisions in the Plan Relating to Plan Loans and
                                  Withdrawals


WHEREAS, the R.R. Donnelley & Sons Company (the "Company") maintains for the benefit of certain of its employees and certain employees of its participating subsidiaries the Donnelley Deferred Compensation and Voluntary Savings Plan (the "Plan");

WHEREAS, the Plan provides for a cash or deferred arrangement described in section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and also provides for after-tax employee contributions and matching contributions subject to the rules of section 401(m) of the Code;

WHEREAS, the Plan must satisfy the nondiscrimination rules under sections 401(k)(3) and 401(m) of the Code;

WHEREAS, the Small Business Job Protection Act of 1996 ("SBJPA") amended sections 401(k)(3) and 401(m) of the Code effective for plan years commencing on or after January 1, 1997 to provide that, in applying such nondiscrimination tests, a plan sponsor can use data from either the prior plan year (the "prior year testing method") or the current plan year (the "current year testing method");

WHEREAS, IRS Notice 98-1 provides that a plan sponsor must set forth in the plan document whether the prior year testing method or the current year testing method will apply, and also provides that any amendment providing for a change in the testing method may be made during the remedial amendment period for making changes required by the SBJPA, as described in Revenue Procedure 97-41 (generally, this period ends on the last day of the 1999 plan year);

WHEREAS, Section 5.2 of the Plan currently provides for use of the prior year testing method but the Company has determined that it desires to use the current year testing method for the 1997 plan year and expects to use such testing method for subsequent plan years as well;

WHEREAS, in accordance with Treasury Decision 8794, the Company desires to simplify the rules relating to the cash-out of small account balances under the Plan; and

WHEREAS, the Company desires to implement certain other changes to the Plan (i) to allow distributions from a "Member's" "DCS\401(k) Account" and his "Rollover Account" even if such Member has an outstanding loan under the Plan, and (ii) to allow "Mendota Members," "Metromail Members" and "Meredith\Burda Members" to make partial withdrawals after termination of employment.

NOW, THEREFORE, pursuant to the power of amendment in Section 18.1 of the Plan, the Plan is amended in the following respects:

1. Application of Current Year Testing Method for Discrimination Testing. Effective January 1, 1997, paragraphs (3) and (6) of Section 5.2(d) of the Plan are amended (i) to substitute the word "are" for the word "were" each place such word appears therein, and (ii) to delete the word "prior" each place such word appears therein.

2. Modification of Cash-Out Rule for Small Account Balances. Effective March 31, 1999, Section 10.2 is amended (i) to substitute the phrase "Article 9" for the phrase "this Section" as it appears in the first sentence thereof, and (ii) to delete the last sentence thereof.

3. Liberalization of Certain Loan and Withdrawal Rules. Effective January 1, 1999, the Plan is amended in the following respects:

     a. Loan Restrictions. Paragraph (5) of Section 8.4(b) of the Plan is deleted, and each subsequent paragraph (and each reference thereto) is renumbered accordingly.

     b. Post-Termination Partial Withdrawals. Section 9.1(d) is amended to delete the parenthetical phrase "(other than a Mendota Member, a Metromail Member or a Meredith/Burda Member)" as it appears therein.

                                      -2-